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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Flagstar Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 24, 2006
To our stockholders:
We invite you to attend the 2006 Annual Meeting of Stockholders of Flagstar Bancorp, Inc. to be held at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan on Friday, May 26, 2006 at 1:00 p.m., local time.
Enclosed are a notice setting forth the business expected to come before the Annual Meeting, the Proxy Statement, the Proxy card, and a copy of our Annual Report to Stockholders for 2005. Our directors and officers as well as representatives of Virchow, Krause & Company, LLP, our independent auditors for 2005, will be present to respond to questions that you may have.
Your vote is very important to us. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Thank you for your continuing support.

Sincerely,

/s/ Thomas J. Hammond

Thomas J. Hammond
Chairman of the Board

FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Flagstar Bancorp, Inc. (the “Company”) will be held on Friday, May 26, 2006 at 1:00 p.m., local time, at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan.
A proxy card and a proxy statement for the Annual Meeting are enclosed. We are also enclosing a copy of our 2005 Annual Report to Stockholders.
The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	to elect six directors to the Board of Directors to hold office for a term of two years and until their successors shall have been duly elected and qualified;

2.	to ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent auditors for the year ending December 31, 2006;

3.	to amend and restate the Second Restated Articles of Incorporation to eliminate supermajority voting requirements;

4.	to amend and restate the Second Restated Articles of Incorporation to provide that the term of directors appointed to fill a vacancy will expire at the next annual meeting of stockholders;

5.	to adopt the 2006 Equity Incentive Plan; and

6.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Stockholders of record on April 12, 2006, will be entitled to notice of and vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote will be available for inspection at the Annual Meeting.
You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mary Kay Ruedisueli

Mary Kay Ruedisueli
Secretary
Troy, Michigan
April 24, 2006

It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date, and complete the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States.

PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL I -- ELECTION OF DIRECTORS
Board and Committee Meetings and Committees
Nominating/Corporate Governance Committee
Compensation Committee
Audit Committee
Director Compensation
CORPORATE GOVERNANCE
General
Code of Business Conduct and Ethics
Stockholder Nominations
Independence
Director and Executive Officer Stock Ownership Guidelines
Executive Sessions of Non-Management Directors
Communications with the Board or the Lead Director
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
Option/SAR Grants In Last Fiscal Year
Employment Agreements
Employee Stock Acquisition Plan
1997 Incentive Compensation Plan
1997 Employees and Directors Stock Option Plan
2000 Stock Incentive Plan
REPORT OF THE COMPENSATION COMMITTEE
Overview and Philosophy
Executive Compensation Programs
Compensation of the Chief Executive Officer
Compensation Committee Interlocks and Insider Participation
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK PERFORMANCE GRAPH
PROPOSAL II -- RATIFICATION OF INDEPENDENT AUDITOR
Ratification of Independent Auditor
Required Vote and Board of Directors Recommendation
AUDIT COMMITTEE REPORT
Fees of Independent Auditor
Change in Independent Auditor
PROPOSAL III -- ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS
Effective Date of the Amendments
Required Vote and Recommendation of the Board of Directors
PROPOSAL IV -- TERM OF DIRECTORS APPOINTED TO FILL VACANCIES BY THE BOARD
Effective Date of the Amendment
Required Vote and Recommendation of the Board of Directors
PROPOSAL V -- ADOPTION OF 2006 EQUITY INCENTIVE PLAN
Required Vote and Recommendation of the Board of Directors
Information Regarding the 2006 Plan
Benefits to Named Executive Officers and Others
Equity Compensation Plan Information
STOCKHOLDER PROPOSALS
INCORPORATION BY REFERENCE
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K

PROXY STATEMENT
OF
FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2006
This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Flagstar Bancorp, Inc. (the “Company”). They will be used at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), that will be held on Friday, May 26, 2006 at 1:00 p.m., local time, at the national headquarters of the Company and Flagstar Bank, fsb (the “Bank”), 5151 Corporate Dr., Troy, Michigan. The accompanying Notice of Annual Meeting, this Proxy Statement, and the Proxy Card are being first mailed to stockholders entitled to vote at the Annual Meeting on or about April 24, 2006.

QUESTIONS AND ANSWERS

Why am I receiving these materials?
The Board is providing these proxy materials to you in connection with the Annual Meeting, to be held on May 26, 2006. As a stockholder, you are invited to attend the Annual Meeting, and are entitled and requested to vote on the items of business described in this Proxy Statement. Directors and officers of the Company as well as representatives of Virchow, Krause & Company, LLP, the Company’s independent auditor for 2005, will be present to respond to questions that you may have.
What information is contained in this Proxy Statement?
This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of the Company’s directors and most highly paid executives, and certain other information required to be disclosed in this Proxy Statement.
Who is soliciting my vote pursuant to this Proxy Statement?
The Board is soliciting your vote at the 2006 Annual Meeting.
Who is entitled to vote?
Only stockholders of record at the close of business on April 12, 2006 (the “Record Date”) will be entitled to notice of and vote at the Annual Meeting.

How many shares are eligible to be voted?
As of the Record Date, the Company had 63,485,956 shares of common stock (“Common Stock”) outstanding. Each outstanding share of Common Stock will entitle its holder to one vote on each matter to be voted on at the Annual Meeting. For information regarding security ownership by the beneficial owners of more than 5% of the Common Stock and by management, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS” and “SECURITY OWNERSHIP OF MANAGEMENT.”
What am I voting on?
You are voting on each of the following matters:

1.	to elect six directors to the Board. The Company’s nominees are Thomas J. Hammond, Kirsten A. Hammond, Charles Bazzy, Michael Lucci, Sr., Robert W. Dewitt, and Frank D’Angelo. All are current Company directors, and each will have a term of two years. No other nominations have been received.
2.	to ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent auditors for the year ending December 31, 2006.
3.	to amend and restate the Second Restated Articles of Incorporation to eliminate supermajority voting requirements.
4.	to amend and restate the Second Restated Articles of Incorporation to provide that the term of directors appointed to fill a vacancy will expire at the next annual meeting of stockholders.
5.	to adopt the 2006 Equity Incentive Plan.
You will also be entitled to vote on any other business that properly comes before the Annual Meeting or any adjournments thereof.
How does the Board recommend that I vote?
The Board recommends that you vote “FOR” each director nominee, “FOR” the ratification of Virchow, Krause & Company, LLP as our independent auditor, “FOR” the proposed amendment to and the restatement of the Second Restated Articles of Incorporation to eliminate supermajority voting requirements, “FOR” the proposed amendment to and restatement of the Second Restated Articles of Incorporation to provide that terms of directors appointed to fill a vacancy will expire at the next annual meeting of stockholders , and “FOR” adoption of the 2006 Equity Incentive Plan.
How many votes are required to hold the Annual Meeting and what are the voting procedures?
Quorum Requirement: Michigan law provides that a quorum be present to allow any stockholder action at a meeting. A quorum consists of a majority of all of the outstanding shares of Common Stock that are entitled to vote at the Annual Meeting. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 31,742,979 shares of Common Stock will be required to establish a quorum. Stockholders of record who are present at the Annual Meeting in person or by proxy but who abstain from voting are still counted towards the establishment of a quorum. This will include brokers holding customers’ shares of record even though they may abstain from certain votes.
Required Votes: Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. The number of required votes set forth below assumes that a quorum is present at the Annual Meeting.

1.	Election of Directors. The six nominees who receive the greatest number of votes cast for directors will be elected. There is no cumulative voting allowed for Company directors.
2.	Ratification of Independent Auditor. The action will be approved if greater than a majority of shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote are cast for it.
3.	Elimination of Supermajority Voting Requirements. The action will be approved if greater than a majority of shares of Common Stock outstanding as of the Record Date are cast for it.
4.	Term of Directors Appointed to Fill Vacancies by the Board. The action will be approved if greater than a majority of shares of Common Stock outstanding as of the Record Date are cast for it.
5.	Adoption of 2006 Equity Incentive Plan. The action will be approved if greater than a majority of shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote are cast for it.
With respect to the election of directors, failure to vote, abstentions and broker non-votes will have no impact. With respect to the two proposed amendments to and the restatement of the Second Restated Articles of Incorporation, failure to vote, abstentions and broker non-votes for a proposal will have the same effect as voting against that proposal. With respect to the adoption of the 2006 Equity Incentive Plan and the ratification of our independent auditor, abstentions will have the same effect as voting against the proposals but failure to vote and broker non-votes will have no effect because these shares will not be considered shares entitled to vote and therefore will not be counted as votes for or against the proposals.
What is a broker non-vote?
If you hold your shares in “street name” through a broker or other nominee, whether the broker may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters,” such as the election of directors, ratification of our independent auditors, and the proposed amendments to and restatement of the Second Restated Articles of Incorporation. Proposals that are not considered “routine,” such as the adoption of the 2006 Equity Incentive Plan, cannot be voted unless you specifically instruct your brokers. Accordingly, if your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is referred to as a “broker non-vote.”
How may I cast my vote?
If you are the stockholder of record: You may vote by one of the following two methods (as instructed on the enclosed proxy card):

1.	in person at the Annual Meeting, or
2.	by mail.
Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board of Directors.
If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and the Company’s Annual Report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.
How may I revoke or change my vote?
If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

1.	submitting a new proxy card bearing a later date,
2.	delivering written notice to the Secretary of the Company prior to May 26, 2006, stating that you are revoking your proxy, or
3.	attending the Annual Meeting and voting your shares in person.
Please note that your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.
Who is paying for the costs of this proxy solicitation?
The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.
Who will count the votes?
Matthew I. Roslin and Mary Kay Ruedisueli, the Company’s inspectors of election for the Annual Meeting, will receive and tabulate the ballots and voting instruction forms.
What happens if the Annual Meeting is postponed or adjourned?
Your proxy will still be effective and may be voted at the postponed meeting. You will still be able to change or revoke your proxy until it is voted.
What happens if a nominee is unable to serve, new business is introduced or procedural matters are voted upon?
Your proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person or a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Second Restated Articles of Incorporation. For more information on submitting matters to the Company, see “STOCKHOLDER MATTERS” herein. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting.

PROPOSAL I — ELECTION OF DIRECTORS

The Board is currently composed of twelve directors. At this Annual Meeting, the terms of six of the current directors — Thomas J. Hammond, Kirstin A. Hammond, Charles Bazzy, Michael Lucci, Sr., Robert W. DeWitt, and Frank D’Angelo — will expire. The Board has nominated each of them to serve for a new two-year term and until their respective successors are duly elected and qualified.
It is intended that the persons named in the proxies solicited by the Board will vote for the election of each of these nominees. If the nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend, or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board does not know of any reason why any nominee might be unable to serve.
The Board of Directors recommends a vote “FOR” election as directors of all of the nominees listed below.
The following table sets forth, for the nominees and each continuing director, his or her name, that person’s age as of the Record Date, the year he or she first became a director of the Company and the expiration of his or her current term. Each of the nominees listed below has consented to serve if elected.

	Age as		Current
	of the		Term
	Record		To
Name	Date	Year First Elected Director of the Company	Expire

Board Nominees for Terms to Expire in 2008

Thomas J. Hammond	62	1993	2006
Kirstin A. Hammond	40	2002	2006
Charles Bazzy	76	2002	2006
Michael Lucci, Sr.	66	2004	2006
Robert W. DeWitt	66	2004	2006
Frank D’Angelo	62	2004	2006

Directors Continuing in Office

Mark T. Hammond	40	1993	2007
Robert O. Rondeau, Jr.	40	2002	2007
James D. Coleman	59	1993	2007
Richard S. Elsea	76	1997	2007
B. Brian Tauber	40	2005	2007
Jay J. Hansen	42	2005	2007
The following sets forth the business experience of each director of the Company.
Thomas J. Hammond has served as Chairman of the Board of Directors of the Company since 1993, and served as President from 1993 through 1995 and Chief Executive Officer from 1993 through 2002. Mr. Hammond founded the Bank in 1987 and has served as Chairman of its Board of Directors since that time. Mr. Hammond is the father of Mark T. Hammond, President, Chief Executive Officer and Vice Chairman of the Board of Directors, and is the father-in-law of Kirstin A. Hammond, and Robert O.

Rondeau, each of whom is an Executive Director of the Company and the Bank and a member of the Board of Directors of the Company.
Mark T. Hammond has served as Vice Chairman of the Board of Directors of the Company and of the Bank since 1993, as President of the Company and the Bank since 1995, and as Chief Executive Officer of the Company and the Bank since 2002. Prior to being named President, Mr. Hammond was a Senior Vice President responsible for sales and secondary marketing and served in various other positions in the Bank since 1987. Mr. Hammond is a graduate of the Wharton School of Business (University of Pennsylvania), where he received a Bachelor’s Degree in 1987, and has served on the President’s Advisory Board of Fannie Mae. Mr. Hammond is the son of Thomas J. Hammond, the husband of Kirstin A. Hammond, and the brother-in-law of Robert O. Rondeau, Jr.
Charles Bazzy has served as a Member of the Board of Directors of the Company since 2002 and of the Bank since 1987. Following his retirement in 1988 from Ford Motor Company, where he served as a product development manager for 33 years, Mr. Bazzy founded and is President of Charles Bazzy & Associates, a sales and marketing organization based in Michigan.
Dr. James D. Coleman has served as a Member of the Board of Directors of the Company since 1993 and of the Bank since 1987. He is a board certified physician who owned and operated several Emergency Room Staffing Companies prior to his retirement in 1997.
Frank D’Angelo has served as a Member of the Board of Directors of the Company since 2004. Mr. D’Angelo is the President of Century 21 Hartford South, Inc., a Michigan-based real estate sales organization that he founded in 1972.
Robert W. DeWitt has served as a Member of the Board of Directors of the Company and of the Bank since 2004. Mr. DeWitt is the President of DeWitt Building Co, a Michigan-based builder of custom homes and remodeling projects that he founded in 1979. Mr. DeWitt has been in the home building and remodeling business for 42 years.
Richard S. Elsea has served as a Member of the Board of Directors of the Company and of the Bank since 1997. Mr. Elsea is President of Real Estate One, a company that he founded in 1929, which is Michigan’s largest real estate sales organization. Mr. Elsea also serves on the Board of Directors of Providence Hospital, a Michigan based not-for-profit organization.
Jay J. Hansen was appointed to the Board in 2005. Mr. Hansen was, in February 2006, promoted to Chief Operating Officer of Noble International, Ltd., a Nasdaq-listed company and a supplier of automotive parts, component assemblies and value-added services to the automotive industry, where he served as Vice President and Chief Financial Officer from May 2003 to February 2006 and as Vice President of Corporate Development from 2002 to 2003. Prior to joining Noble, Mr. Hansen was Vice President at Oxford Investment Group, a privately held merchant bank with holdings in a variety of business segments, from 1994 to 2002. Mr. Hansen is a graduate of the Wharton School of Business (University of Pennsylvania), where he received a Bachelor’s Degree in 1985.
Kirstin A. Hammond has served as a Member of the Board of Directors of the Company since 2002. She also serves as an Executive Director of the Company and the Bank where she has been employed since 1991. Prior to joining the Bank, Ms. Hammond worked as an Investment Analyst at Manufacturer’s National Bank from 1987 to 1991. Ms. Hammond graduated from the University of Michigan with a Masters degree in Business Administration in 1991 and from the Wharton School of Business (University of Pennsylvania)

with a Bachelor’s Degree in 1987. Ms. Hammond is the wife of Mark T. Hammond, the daughter-in-law of Thomas J. Hammond, and the sister-in-law of Robert O. Rondeau, Jr.
Michael Lucci, Sr. has served as a Member of the Board of Directors of the Company since 2004. Mr. Lucci retired from his position as the President and Chief Operating Officer of Bally’s Total Fitness Corporation in 1996, and is currently a managing partner of Venture Contracting, a Michigan-based construction company which he founded in 1997, and Michigan Multi-King, a Michigan-based owner and operator of fast food franchises which he founded in 1980.
Robert O. Rondeau, Jr. has served as a Member of the Board of Directors of the Company since 2002. He also serves as an Executive Director of the Company and the Bank, where he has been employed since 1995. Prior to joining the Bank, Mr. Rondeau received a Masters degree in Business Administration from Michigan State University in 1996 and a Bachelor’s Degree from Northwestern University in 1987. Mr. Rondeau is the son-in-law of Thomas J. Hammond, brother-in-law of Mark T. Hammond, and the brother-in-law of Kirstin A. Hammond.
B. Brian Tauber was appointed to the Board in 2005. Mr. Tauber has served as Chief Executive Officer and President of Carolina Precision Plastics, LLC, an injection molder and assembler located in Ashboro, North Carolina, since 2001. Since 2003, Mr. Tauber has also served as President and Chief Executive Officer of C Enterprises, L.P., a custom cable assembly manufacturer located in Vista, California serving the data and telecom industries. Mr. Tauber is also a principal of BLT Ventures, LLC, which acquires majority interests in mid-market manufacturing companies. Mr. Tauber received his Masters degree in Business Administration and law degree from the University of Michigan in 1992, and his undergraduate degree from the University of Pennsylvania in 1988.

Board and Committee Meetings and Committees

The Board generally meets on a monthly basis, or as needed. During the year ended December 31, 2005, the Board met twelve times. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during 2005, and (ii) the total number of meetings held by all committees of the Board on which that director served, except that B. Brian Tauber attended 67% as a result of obligations that he committed to prior to his appointment to the Board on June 21, 2005.
While the Company does not have a policy regarding director attendance at the annual meeting of stockholders, the Company encourages directors to attend every annual meeting. Ten out of eleven of the Company’s directors attended the annual meeting of stockholders held on May 27, 2005.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors Robert W. DeWitt and James D. Coleman, each of whom is independent as required and defined by the New York Stock Exchange. The chairman of the Nominating/Corporate Governance Committee is Mr. DeWitt. The Nominating/Corporate Governance Committee met five times in 2005.
Among other things, the Nominating/Corporate Governance Committee is responsible for reviewing with the Board annually the requisite skills and characteristics required of Board members, selecting, evaluating and recommending nominees for election by the Company’s stockholders and reviewing and assessing the adequacy of the Company’s policies and practices on corporate governance, including the Corporate Governance Guidelines which may be found on our website at www.flagstar.com.
The Nominating/Corporate Governance Committee will consider prospective nominees for the Board based on the need to fill vacancies or the Board’s determination to expand the size of the Board. This initial determination is based on information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation. The Committee then evaluates the prospective nominee against the standards and qualifications set forth below, including relevant experience, industry expertise, intelligence, independence, diversity of background and outside commitments.
The general criteria for nomination to the Board include the following:.

•	Directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders and other constituencies.

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company.

•	Each director should have relevant experience and expertise and be able to add value and offer advice and guidance to the Chief Executive Officer based on that experience and expertise.

•	Directors should have current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work with others as an effective group and ability to commit adequate time as a director.

•	A majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent the interests of the Company’s stockholders and other constituencies.

•	Each director should have the ability to exercise sound business judgment.

•	Directors should be selected so that the Board of Directors is a diverse body reflecting gender, ethnic background, professional experience, current responsibilities and community involvement.
In considering director nominees, the Nominating/Corporate Governance Committee has not used third party search firms to assist in this purpose. The Nominating/Corporate Governance Committee recommends to the Board the slate of directors to be nominated for election at the annual meeting of stockholders. The Board is responsible for making interim appointments of directors in accordance with the Company’s Second Restated Articles of Incorporation and Amended and Restated Bylaws.

Compensation Committee

During 2005, the Compensation Committee consisted of directors James D. Coleman, Frank D’Angelo, and Robert W. DeWitt. The Compensation Committee met seven times in 2005. The Compensation Committee meets periodically to establish policies that govern executive compensation. The Compensation Committee recommends to the Board components and structure of the compensation plans for executive officers of the Company and determines and approves compensation for the Chief Executive Officer.

Audit Committee

The Audit Committee consists of directors Charles Bazzy, Richard S. Elsea, Jay J. Hansen, and B. Brian Tauber. The chairman of the Audit Committee is Mr. Hansen. The Audit Committee met ten times in 2005. The Board has determined that Mr. Hansen qualifies as an “audit committee financial expert,” as defined by the rules and regulations of the SEC and that Messrs. Bazzy and Tauber also qualify. Further, the Board certifies that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined by the rules of the NYSE.
The Audit Committee is responsible for reviewing the Company’s audit programs and the activity of the Bank. The Audit Committee oversees the quarterly regulatory reporting process, oversees the internal compliance audits as necessary, receives and reviews the results of each external audit, reviews management’s responses to auditors’ recommendations, and reviews management’s reports on cases of financial misconduct by employees, officers or directors. The Audit Committee is also responsible for engaging the Company’s independent auditor and for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.
The Audit Committee has adopted the Flagstar Bancorp, Inc. Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), which requires the committee to pre-approve the audit and non-audit services performed by the independent auditor and confirm that such services do not impair the auditor’s independence. Among other things, the Pre-Approval Policy provides that unless a service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee. Further, the Pre-Approval Policy provides that any services exceeding pre-approval cost levels will require specific pre-approval by the Audit Committee. In 2005, all of the fees paid to our independent auditor were pre-approved by the Audit Committee.

Director Compensation

The Company’s general policy is to provide non-management directors with both cash and equity-based compensation that is intended to assist the Company in attracting and retaining qualified non-management directors. The Company does not pay director compensation to its directors who are also employees of the Company.
The Nominating/ Corporate Governance Committee, which consists solely of independent directors, has the primary responsibility to review director compensation and benefits on an annual basis and recommend any revisions to the Board. Non-management directors receive the following compensation for their service on the Board and its committees:

•	For each monthly Board meeting, $2,500 for attendance in person and $1,250 for attendance by telephone;

•	For each special telephone Board meeting $500;

•	For each Audit Committee meeting, $1,500 ($2,500 for the chairman of the Audit Committee) for attendance in person and $750 for attendance by telephone;

•	For each special out of office Audit Committee meeting, $500;

•	For each special telephone Audit Committee meeting, $300;

•	For each Compensation Committee meeting, $600

•	For each telephone Compensation Committee meeting, $300;

•	For each Nominating/ Corporate Governance Committee meeting, $300 for attendance in person and $200 for attendance by telephone;

•	For each meeting of non-management directors held the same day as the Board meeting, $300 for attendance in person and $150 for attendance by telephone; and

•	For each meeting of non-management directors not held the same day as the Board meeting, $800 for attendance in person and $300 for attendance by telephone.
The Company reimburses non-management directors that attend meetings of the Board or its committees from out-of-town for travel expenses, including accommodations, of up to $5,000 per year.
In addition, non-management directors are eligible to receive equity-based compensation under the 1997 Employees and Directors Stock Option Plan and the 2000 Stock Incentive Plan. If “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is approved by stockholders, non-management directors will be eligible to receive equity-based compensation under the 2006 Equity Compensation Plan.
The table below details the compensation earned by the Company’s non-management directors in 2005.

	Total	Board	Committee	Stock Option
Non-Management Directors	Compensation(1)	Fees	Fees(2)	Grant(3)

Charles Bazzy	$51,645	$30,000	$17,100	$4,545
James D. Coleman	36,145	25,000	6,600	4,545
Richard S. Elsea	41,645	30,000	7,100	4,545
Michael Lucci, Sr.	37,245	30,000	2,700	4,545
Frank D’Angelo	39,645	30,000	5,100	4,545
Robert DeWitt	40,945	30,000	6,400	4,545
B. Brian Tauber(4)	15,880	10,000	2,700	3,180
Jay J. Hansen(5)	15,380	7,500	4,700	3,180

(1)	Consists of a sum of the compensation amounts that are reflected in this table.

(2)	Includes meetings of the Audit Committee, Compensation Committee, Nominating/ Corporate Governance Committee, and the non-management directors.

(3)	Each non-management director received a grant of 1,500 stock options in May 2005, except that Messrs. Tauber and Hansen received grants in December 2005. The amount shown represents the present value of the stock options at the date of grant as determined using the Black-Scholes pricing model. In calculating the present value of the stock options granted, the following assumptions were utilized in May and December 2005: (i) the continuously compounded risk-free rate of return expressed on a weighted average annual basis was 3.9% and 4.1%, respectively; (ii) expected volatility of the underlying Common Stock was 23.8% and 21.0%, respectively; (iii) expected lives of the stock options granted were 5 years in both instances; and (iv) dividends on the underlying Common Stock increased at an annual rate of 4.8% in both instances. These assumptions are used for estimation purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.

(4)	Mr. Tauber was appointed to the Board on June 21, 2005.

(5)	Mr. Hansen was appointed to the Board on October 19, 2005.

CORPORATE GOVERNANCE

General

The Company adopted Corporate Governance Guidelines in 2004, and the Nominating/ Corporate Governance Committee reviews and assesses the adequacy of those guidelines annually. Based upon its review, the Nominating/ Corporate Governance Committee recommended, and the Board adopted, amendments to the Corporate Governance Guidelines in 2006. You may obtain the Corporate Governance Guidelines and the charters of each of the Board’s committees, including the Audit Committee, the Compensation Committee and Nominating/ Corporate Governance Committee, on our website, www.flagstar.com. These documents are also available in print upon written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to actions of the employees, officers and directors of the Company including the principal executive officer, principal financial officer, and principal accounting officer. Among other things, the Code of Conduct requires compliance with laws and regulations, avoidance of conflicts of interest and insider trading, and reporting of illegal or unethical behavior. Further, the Code of Conduct provides for special ethics obligations for employees with financial reporting obligations. A copy of the Code of Conduct may be found on our website at www.flagstar.com. Also, the Code of Conduct is available in print upon written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

Stockholder Nominations

While the Nominating/ Corporate Governance Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees. Stockholders who wish to nominate candidates for election to the Board at the Annual Meeting must follow the procedures outlined in “STOCKHOLDER PROPOSALS.”
All stockholder nominations for new directors must be in writing and must set forth as to each director candidate recommended the following: (1) name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominees; (3) the number of shares of Common Stock that are beneficially owned by the nominee; (4) any other information relating to the person that would be required to be included in a proxy statement prepared in connection with the solicitation of proxies for an election of directors pursuant to applicable law and regulations. Certain information as to the stockholder nominating the nominee for director must be included, such as the name and address of the stockholder and the number of shares of Common Stock which are beneficially owned by the stockholder. The stockholder must promptly provide any other information requested by the Company.

Independence

The Board has conducted its annual review of director independence. During this review, the Board considered relationships and transactions during the past three years between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “CERTAIN TRANSACTION AND BUSINESS RELATIONSHIPS.” The purpose of the review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent.
The Board reviewed and considered two relationships reported under “CERTAIN TRANSACTION AND BUSINESS RELATIONSHIPS.” With respect to Richard S. Elsea, the Board reviewed and considered transactions between John Adams Mortgage Company (“John Adams”), which Richard S. Elsea owns, and the Bank. In 2005, the Bank purchased mortgage loans from John Adams Mortgage Company which resulted in gross income to John Adams Mortgage Company of $24,899 which is considerably less than 1% of John Adams’ gross income. After reviewing and considering the Bank’s ongoing business with John Adams, the Board determined that such relationship is not material on the basis that this is routine in nature, was entered into in the ordinary course of business, and was immaterial in amount to both companies. With respect to Michael Lucci, Sr., the Board reviewed and considered that his daughter-in-law, Rebecca Lucci, is employed as an Executive Vice President in the Human Resources department of the Company. After reviewing and considering the relationship, the Board determined that such relationship is not material on the basis that Ms. Lucci is not an executive officer under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, because she is not in charge of a “principal business unit, division or function” and does not perform a significant policy-making function, Ms. Lucci was a Senior Vice President of the Company prior to Mr. Lucci becoming a member of the Board in 2001, Ms. Lucci’s employment relationship with the Company is on an arm’s length basis, Ms. Lucci is an adult who does not live in the same household as Mr. Lucci, and Mr. Lucci does not have any material interest in the employment relationship between Ms. Lucci and the Company.
Based on the review, the Board has affirmatively determined that directors Charles Bazzy, James D. Coleman, Frank D’Angelo, Robert W. DeWitt, Richard S. Elsea, Michael Lucci, Sr., B. Brian Tauber, and Jay J. Hansen are independent in accordance with applicable Securities and Exchange Commission and New York Stock Exchange rules. The Board considered all relevant facts and circumstances in concluding that such persons are independent and have no material relationship with the Company. As of and after the Annual Meeting, a majority of the Board and the entirety of the Board’s three standing committees will be independent directors.

Director and Executive Officer Stock Ownership Guidelines

The Board adopted stock ownership requirements for the Company’s directors and executive officers. The requirements specify that non-management directors are expected to own or have stock options to purchase at least 1,000 shares of Common Stock. The Board has determined that all of the non-management directors must meet or exceed these requirements prior to July 1, 2006.

Senior officers of the Company are expected to own at least 100 shares, including shares held in a 401(k) Plan.

Executive Sessions of Non-Management Directors

All non-management directors meet in executive session at least four times per year. No employee of the Company may attend or participate in such executive sessions. The Board will annually designate the lead non-management director, or Lead Director, to chair the executive sessions and to establish and distribute an agenda for each such meeting. Charles Bazzy has been designated the Lead Director for 2006.

Communications with the Board or the Lead Director

Individuals who have an interest in communicating directly with the Board or the non-management members of the Board may do so by directing the communication to the “Board of Directors” or “Lead Director.” The Lead Director is the presiding director for non-management sessions of the Board of Directors. Any communications should be sent to the following address: Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan, 48098. Following each meeting of the non-management directors, the Lead Director determines whether any communication necessitates discussion by the full Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups beneficially owning more than 5% of the Common Stock are generally required under federal securities laws to file certain reports with the Securities and Exchange Commission (“SEC”) detailing such ownership. The term “beneficial ownership” means the shares held as of the Record Date plus shares underlying any options that are exercisable as of or within 60 days before or after the Record Date. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by any person or group of persons who are known to the Company to be the beneficial owners of more than 5% of the Common Stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of the Common Stock at the Record Date.

	Amount and Nature of
Name and Address of Beneficial Owner(a)(b)	Beneficial Ownership(c)		Percent of Class(d)

Thomas J. Hammond	11,730,138	(e)	18.5%
Janet G. Hammond	4,333,106	(f)	6.8
Mark T. Hammond	6,362,001	(g)	9.9
Carrie C. Langdon	3,593,630	(h)	5.7

(a)	The address of record for each of the individuals named below is c/o Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

(b)	Mr. Thomas Hammond is the husband of Ms. Hammond. Further, Mr. Mark Hammond and Mr. Langdon are the adult children of Mr. Thomas Hammond and Ms. Hammond.

(c)	These amounts include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled, but does not include stock owned by each stockholder’s spouse, as to which the respective person disclaims beneficial ownership.

(d)	The percentage owned is calculated for each stockholder by dividing (i) the total number of outstanding shares beneficially owned by such stockholder as of April 12, 2006 (the Record Date) plus the number of shares such person has the right to acquire within 60 days of the Record Date, into (ii) the total number of outstanding shares as of the Record Date plus the total number of shares that such person has the right to acquire within 60 days of the Record Date.

(e)	This amount includes 11,009,440 shares held indirectly in a revocable living trust, 53,128 shares held indirectly in the Flagstar Bank 401(k) Plan, 17,062 shares of restricted stock, and stock options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, to purchase 650,398 shares of Common Stock.

(f)	These shares are held indirectly in a revocable living trust.

(g)	This amount includes 5,520,713 shares held indirectly in a revocable living trust, 24,265 shares of restricted stock, and stock options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, to purchase 817,023 shares of Common Stock.

(h)	This amount includes 3,373,630 shares held indirectly in a revocable living trust and 220,000 shares held indirectly in a limited liability company.

EXECUTIVE OFFICERS

The following table sets forth the name and age (as of the Record Date) of the Company’s executive officers.

Name and Age	Position(s) Held in 2005

Thomas J. Hammond, 62	Chairman of the Board of the Company and the Bank
Mark T. Hammond, 40	Vice Chairman, Chief Executive Officer and
Paul D. Borja, 45	President of the Company and the Bank Executive Vice-President, Chief Financial Officer and Treasurer of the Company and the Bank
Kirstin Hammond, 40	Executive Director and Chief Investment Officer of the Company and the Bank
Robert O. Rondeau, Jr., 40	Executive Director of the Company and the Bank
Thomas J. Hammond has served as Chairman of the Board of Directors of the Company since 1993, and served as President from 1993 through 1995 and Chief Executive Officer from 1993 through 2002. Mr. Hammond founded the Bank in 1987 and he has served as Chairman of the Board of Directors of the Bank since that time. Mr. Hammond is the father of Mark T. Hammond, Chief Executive Officer and Vice Chairman of the Board of Directors, and is the father-in-law of Kirstin A. Hammond and Robert O. Rondeau, each of whom is an Executive Director of the Company and the Bank and a member of the Board of Directors of the Company.
Mark T. Hammond has served as Vice Chairman of the Board of Directors of the Company and of the Bank since 1993, as President of the Company and the Bank since 1995, and as Chief Executive Officer of the Company and the Bank since 2002. Prior to being named President, Mr. Hammond was a Senior Vice President responsible for sales and secondary marketing and served in various other positions in the Bank since 1987. Mr. Hammond is a graduate of the Wharton School of Business (University of Pennsylvania), where he received a Bachelor’s Degree in 1987, and has served on the President’s Advisory Board of Fannie Mae.
Paul D. Borja has served as Executive Vice-President of the Company and the Bank since May 25, 2005, and also as its Chief Financial Officer since June 20, 2005. Previously, he was a partner with the law firm Kutak Rock LLP since 1997 with a practice involving federal tax, banking, corporate law and federal securities law matters and with other law firms since 1990. Prior to practicing law, Mr. Borja was a CPA with Peat Marwick Mitchell, a predecessor to KPMG, from 1982 through 1987, primarily as an auditor of banks and savings and loans. Mr. Borja received his master’s degree in tax law from Georgetown University in 1991, his law degree from George Washington University in 1990, and his bachelor’s degree in accounting from the University of Notre Dame in 1982.
Kirstin A. Hammond has served as a Member of the Board of Directors of the Company since 2002. She also serves as an Executive Director of the Company and the Bank where she has been employed since 1991. Prior to joining the Bank, Ms. Hammond worked as an Investment Analyst at Manufacturer’s National Bank from 1987 to 1991. Ms. Hammond graduated from the University of Michigan with a Masters degree in Business Administration in 1991 and from the Wharton School of Business (University of Pennsylvania) with a Bachelor’s Degree in 1987. Ms. Hammond is the wife of Mark T. Hammond and the daughter-in-law of Thomas J. Hammond.
Robert O. Rondeau, Jr. has served as a Member of the Board of Directors of the Company since 2002. He also serves as an Executive Director of the Company and the Bank, where he has been employed since 1995. Prior to joining the Bank, Mr. Rondeau received a Masters degree in Business Administration from Michigan State University in 1996 and a Bachelor’s Degree from Northwestern University in 1987.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the Record Date, certain information known to the Company as to the Common Stock beneficially owned by each director, each named executive officer listed in “EXECUTIVE COMPENSATION — Summary Compensation Table,” and all directors and executive officers of the

Company as a group. A total of 63,485,956 shares of Common Stock were issued and outstanding as of the Record Date.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership (a)(b)		of Class

Thomas J. Hammond	11,730,138	(c)	18.3%
Mark T. Hammond	6,362,001	(d)	9.9%
Charles Bazzy	58,542		*
James D. Coleman	29,665		*
Richard S. Elsea	27,825	(e)	*
Kirstin A. Hammond	144,270	(f)	*
Michael Lucci, Sr.	12,500	(g)	*
Frank D’Angelo	2,800		*
Robert Dewitt	3,850	(h)	*
Robert O. Rondeau, Jr.	212,182	(i)	*
B. Brian Tauber	2,500	(j)	*
Jay J. Hansen	0		*
Paul D. Borja	26,903	(k)	*
All directors and executive officers as a group	18,612,876		29.6%

*	Less than 1.0%

(a)	These amounts include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled, but does not include stock owned by each stockholder’s spouse, as to which the respective person disclaims beneficial ownership.

(b)	These amounts set forth below include options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, to purchase shares of Common Stock for the following persons: Mr. Thomas Hammond, 650,398 shares, Mr. Mark Hammond, 817,023 shares, Mr. Bazzy, 5,875 shares, Mr. Coleman, 15,250 shares, Mr. Elsea, 2,500 shares, Ms. Hammond, 86,613 shares, Mr. Lucci, 2,500 shares, Mr. D’Angelo, 2,500 shares, Mr. Dewitt, 2,500 shares, Mr. Rondeau, 77,273 shares, Mr. Borja, 11,429 shares, and all directors and executive officers as a group, 1,673,861 shares.

(c)	This amount includes 11,009,440 shares held indirectly in a revocable living trust, 17,062 shares of restricted stock and 53,128 shares held indirectly in the Flagstar Bank 401(k) Plan.

(d)	This amount includes 5,520,713 shares held indirectly in a revocable living trust and 24,265 shares of restricted stock.

(e)	This amount includes 10,925 shares held indirectly in a marital trust and 14,400 shares held indirectly in a deferred compensation trust.

(f)	This amount includes 51,042 shares held indirectly in a revocable living trust, 2,275 shares of restricted stock and 4,340 shares held indirectly in the Flagstar Bank 401(k) Plan.

(g)	This amount includes 10,000 shares held indirectly in a revocable living trust.

(h)	This amount includes 1,350 shares held indirectly by Mr. DeWitt’s wife.

(i)	This amount includes 104,867 shares held indirectly in a revocable living trust, 2,275 shares of restricted stock and 27,767 shares held indirectly in the Flagstar Bank 401(k) Plan. This amount does not include 2,890,430 shares held by his wife as to which he disclaims beneficial ownership.

(j)	This amount includes 2,500 shares held indirectly in a revocable living trust.

(k)	This amount includes 4,028 of restricted stock.

EXECUTIVE COMPENSATION

The following tables set forth information with respect to the compensation paid or accrued by the Company and its subsidiaries during the fiscal years ended December 31, 2005, 2004 and 2003, to or on behalf of its Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer who were serving as of the fiscal year ended December 31, 2005 (“Named Executive Officers’), in all capacities in which they served:
Summary Compensation Table

						Long-Term Compensation Awards

							Securities
							Underlying
		Total			Other Annual	Restricted	Option/SARs(5)		All Other
		Compensation			Compensation	Stock			Compensation
Name and Principal Position(s)	Year	(1)	Salary	Bonus(2)	(3)	Awards(4)	(#)	($)	(6)(7)

Thomas J. Hammond	2005	$1,828,800	$562,500	$756,000	$—	$252,000	120,000	$252,000	$6,300
Chairman of the	2004	4,085,650	750,000	1,332,000	—	1,165,000	100,452	832,500	6,150
Board	2003	3,826,623	405,308	2,000,000	—	1,415,315	—	—	6,000
Mark T. Hammond	2005	$2,555,056	$756,756	$1,075,200	$—	$358,400	170,667	$358,400	$6,300
Vice Chairman and	2004	4,314,906	756,756	1,776,000	—	888,000	133,937	888,000	6,150
Chief Executive	2003	4,897,171	720,720	2,500,000	—	799,590	145,144	870,861	6,000
Officer and President
Paul D. Borja(8)	2005	$729,777	$235,680	$151,200	$—	$90,416	35,429	$90,416	$162,065
Executive Vice	2004	—	—	—	—	—	—	—	—
President, and Chief	2003	—	—	—	—	—	—	—	—
Financial Officer
Kirstin A. Hammond	2005	$508,101	$333,801	$100,800	$—	$33,600	16,000	$33,600	$6,300
Executive Director	2004	672,951	333,801	166,500	—	83,250	12,557	83,250	6,150
	2003	710,995	292,995	250,000	—	52,740	18,210	109,260	6,000
Robert O. Rondeau, Jr.	2005	$482,596	$308,296	$100,800	$—	$33,600	16,000	$33,600	$6,300
Executive Director	2004	647,446	308,296	166,500	—	83,250	12,557	83,250	6,150
	2003	691,316	273,316	250,000	—	52,740	18,210	109,260	6,000

(1)	Consists of a sum of the compensation amounts that are reflected in this table.

(2)	The Named Executive Officers received a portion of their annual bonus for the year ended December 31, 2005 in the form of restricted stock and will receive the remainder in the form of stock appreciation rights if “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is approved by stockholders. If PROPOSAL V is not approved, the Compensation Committee intends to grant stock options in lieu of stock appreciation rights. For the years ended December 31, 2004 and 2003, the Named Executive Officers received portions of their annual bonus in the form of restricted stock and stock options. The value of the restricted stock and the number of stock appreciation rights/stock options delivered as part of the annual bonus are reported in “Restricted Stock Awards” and “Securities Underlying Option/ SARs” columns of this table.

(3)	In accordance with applicable SEC rules, this column excludes perquisites and other personal benefits if such amounts, in the aggregate, do not exceed $50,000 or 10% of annual salary and bonus for either year.

(4)	This amount reflects the grant date value of shares of restricted stock granted by the Company to the Named Executive Officers as part of their annual bonus for 2005. The number of shares of restricted stock granted to the Named Executive Officers was as follows: 17,062 for Mr. Thomas Hammond; 24,265 for Mr. Mark Hammond; 3,412 for Mr. Borja; 2,275 for Ms. Hammond; and 2,275 for Mr. Rondeau. The shares of restricted stock granted as part of the annual bonus for 2005 vests in two equal annual installments, one and two years from the date of grant.

In addition, the amount for Mr. Borja reflects the grant date value of 2,068 shares of restricted stock that he received as part of his signing bonus in accordance with the terms of his employment agreement. The restricted stock granted as part of his signing bonus vests in two equal installments, six-months and one year from the date of grant.

As of December 31, 2005, the number and value (based upon the closing price of the Common Stock on December 20, 2005) of the Named Executive Officers’ restricted stock holdings were as follows: 28,545 ($411,048) for Mr. Thomas Hammond; 21,423 ($308,491) for Mr. Mark Hammond; 1,034 ($14,890) for Mr. Borja; 2,008 ($28,915) for Ms. Hammond; and 2,008 ($28,915) for Mr. Rondeau. These amounts do not reflect shares of restricted stock granted as part of the Named Executive Officer’s annual bonus for 2005.

The Named Executive Officers do not receive dividends on shares of restricted stock prior to vesting and, after vesting, they receive dividends at the same rate and frequency as all stockholders of the Company.

(5)	The dollar amount reflects the portion of the Named Executive Officer’s annual bonus for 2005 that will be paid in the form of stock appreciation rights if “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is approved by stockholders. If PROPOSAL V is not approved, the Compensation Committee intends to grant stock options in lieu of stock appreciation rights.
The number of stock appreciation rights granted to each Named Executive Officer is for illustrative purposes only. The number of stock appreciation rights was calculated based upon the present value of the stock appreciation rights granted utilizing the Black-Scholes pricing model with the following assumptions: (i) the continuously compounded risk-free rate of return expressed on a weighted average annual basis was 4.32%, (ii) expected volatility of the underlying Common Stock was 21.2%, (iii) expected lives of the stock appreciation rights granted were 5 years; and (iv) dividends on the underlying Common Stock increased at an annual rate of 4.0%. No assurance can be given that actual experience will correspond to the assumptions utilized. The actual number of stock appreciation rights will be calculated using the Black-Scholes pricing model at the date of grant. In addition, Mr. Borja was granted 11,439 stock options as part of his signing bonus, and these stock options are also reflected in this amount.
The Named Executive Officers received stock options in 2004 and 2003.

(6)	These amounts include Company matching contributions under the Flagstar Bank 401(k) Plan during 2005 of $6,300 for each Named Executive Officer, other than Mr. Borja. For Mr. Borja, this amount includes Company matching contributions under the Flagstar Bank 401(k) Plan of $4,575 and a signing bonus and relocation expenses of $157,490.

(7)	In 2003, the Company discontinued its split dollar life insurance benefit for its executives. In dissolving the program, the individual executive was issued the policy and the Company’s basis in the policy was included in the distribution. The Company distributed to Mr. Thomas Hammond, Mr. Mark Hammond, Ms. Hammond, and Mr. Rondeau totaled $1,114,791, $477,272, $171,532, and $137,224, respectively.

(8)	Mr. Borja commenced working for the Company in May 2005, and the salary and bonus amounts are for May through December 2005.

Option/ SAR Grants In Last Fiscal Year

The following table contains information concerning the grant, with respect to Paul D. Borja, of stock options under the 1997 Employees and Directors Stock Option Plan and, with respect to each of the Named Executive Officers, of stock appreciation rights under the 2006 Equity Incentive Plan if “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is approved by stockholders. If PROPOSAL V is not approved, the Compensation Committee intends to instead provide the Named Executive Officers with a grant of stock options under the 1997 Employees and Directors Stock Options Plan as compensation for their annual bonus earned during 2005.

	Individual Grants

			Percent of
	Number of		Total
	Securities		Options/SARs
	Underlying		Granted to			Grant Date
	Options/SARs		Employees in	Exercise Price	Expiration	Present
	Granted		Fiscal Year	($ per share)(1)	Date	Value(2)

Thomas J. Hammond	120,000	(3)	25.6%	$14.77	1/24/13	$252,000
Mark T. Hammond	170,667	(3)	36.5	14.77	1/24/13	358,400
Paul D. Borja	24,000	(3)	5.1	14.77	1/24/13	50,400
	11,429	(4)	3.1	19.35	2/25/15	40,016
Kirstin A. Hammond	16,000	(3)	3.4	14.77	1/24/13	33,600
Robert O. Rondeau, Jr.	16,000	(3)	3.4	14.77	1/24/13	33,600

(1)	The exercise price of the stock options granted to Mr. Borja were calculated using the average of the high and the low stock price on the date of grant. The exercise price of the stock appreciation rights will be the average of the high and low stock price on the date of grant. The exercise price shown is for illustrative purposes only and is based on the average of the high and low stock price on February 3, 2006.

(2)	For the stock options granted to Mr. Borja, this amount represents the present value of the stock options at the date of grant as determined using the Black-Scholes pricing model. In calculating the present value of the stock options granted, the following assumptions were utilized: (i) the continuously compounded risk-free rate of return expressed on a weighted average annual basis was 3.8%, (ii) expected volatility of the underlying Common Stock was 28.3%, (iii) expected lives of the stock options granted were 5 years; and (iv) dividends on the underlying Common Stock increased at an annual rate of 4.8%. These assumptions are used for illustrative purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.

For the stock appreciation rights that will be granted to the Named Executive Officers if stockholders approve “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN”, this amount represents the value of the stock appreciation rights at the date of grant that has been approved by the Compensation Committee as compensation for the annual bonus earned during 2005. On the date of grant, the number of stock appreciation rights will be calculated using the Black-Scholes pricing model.

(3)	If “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is approved by stockholders, the stock appreciation rights granted under the 2006 Equity Incentive Plan would vest annually over a period of four years with the first vesting occurring on February 3, 2007 and an equal amount vesting on February 3, 2008, 2009 and 2010. The number of stock appreciation rights granted is for illustrative purposes only and is included in the unexercisable column. The calculation of the number of stock appreciation rights is explained in footnote 5 to the “Summary Compensation Table” above. If “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is not approved, the Compensation Committee intends to instead provide the Named Executive Officers with a grant of stock options under the 1997 Employees and Directors Stock Options Plan as compensation for their annual bonus earned during 2005.

(4)	These stock options granted under the 1997 Employees and Directors Stock Option Plan have vested.
Aggregate Option/ SAR Exercises in Last Fiscal Year and Fiscal Year End Option/ SAR Values
The following table sets forth information concerning (i) the amount of stock options exercised by the Named Executive Officers during fiscal year 2005 and (ii) the number and value of unexercised stock options and stock appreciation rights that were held by the Named Executive Officers at December 31, 2005. The stock appreciation rights will only be granted under the 2006 Equity Incentive Plan if “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is approved by stockholders. If PROPOSAL V is not adopted, the Compensation Committee intends to instead provide the Named Executive Officers with a grant of stock options under the 1997 Employees and Directors Stock Options Plan as compensation for their annual bonus earned during 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
			Options/SARs at Fiscal		The-Money Options/SARs
	Shares		Year End(2)		at Fiscal Year End(2)(3)
	Acquired	Value
Name	On Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas J. Hammond	562,500	$9,969,075	848,398	120,000	$3,171,605	$0
Mark T. Hammond	800,000	8,825,862	744,451	410,811	1,380,929	556,157
Paul D. Borja	—	—	11,429	24,000	0	0
Kirstin A. Hammond	—	—	77,509	44,210	189,358	64,787
Robert O. Rondeau, Jr.	23,283	251,718	68,169	44,210	88,687	64,787

(1)	Represents the amount equal to the excess of the fair value of the shares at the time of exercise over the exercise price of the stock options.

(2)	The number of stock appreciation rights granted is for illustrative purposes only and is included in the unexercisable column. The calculation of the number of stock appreciation is explained in footnote 5 to the “Summary Compensation Table” above. If “PROPOSAL V — ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN” is not approved, the Compensation Committee intends to instead provide the Named Executive Officers with a grant of stock options under the 1997 Employees and Directors Stock Options Plan as compensation for their annual bonus earned during 2005.

(3)	Represents the difference between the closing price of the common stock on December 30, 2005 ($14.40 per share) and the exercise price of the stock options and stock appreciation rights.

Employment Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. The Named Executive Officers are responsible for overseeing all operations of the Company and for implementing the policies adopted by the Board. The Board believes that the agreements assure fair treatment of these Executive Officers in relation to their career, providing them with a limited form of financial security while committing them to future employment for the term of their respective agreements. In the event that an Executive Officer with an employment agreement prevails over the Company in a legal dispute regarding such person’s employment agreement, he or she will be reimbursed for his or her legal and other expenses.
The term of each agreement is three years, and each agreement provides for an annual base salary. On each anniversary date from the date of commencement of the agreements, the term of the Named Executive Officer’s employment under the agreements will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board that the performance of the Named Executive Officer has met the required performance standards and that such agreements should be extended. The agreements provide the Named Executive Officers with a salary review by the Board not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation, and sick leave.
The agreements terminate upon the Executive Officer’s death or disability, and are terminable by the Company for “just cause” as defined in the agreements. In the event of termination for just cause, no severance benefits are available. If the Company terminates the Executive Officer, other than Mr. Borja, without just cause, such Executive Officers will be entitled to a continuation of his or her salary and benefits from the date of termination through the remaining term of such Executive Officer’s agreement, plus an additional 12-month period, and, at such Executive Officer’s election, either cash in an amount equal to the cost to such Executive Officer of obtaining health, life, disability, and other benefits which such Executive Officer would have been eligible to participate in through the agreement’s expiration date or continued participation in such benefit plans through the agreement’s expiration date, provided such Executive Officer continued to qualify for participation therein. Mr. Borja would be entitled to continuation of his salary and benefits for 12 months from the date of termination without just cause. If the agreements are terminated due to the Executive Officer’s “disability” (as defined in the agreements), the Executive Officer will be entitled to a continuation of his or her salary and benefits for up to 180 days following such termination. In the event of the Executive Officer’s death during the term of the agreement, his or her estate will be entitled to receive his or her salary through the last day of the calendar month in which the Executive Officer’s death occurred. The Executive Officer is able to terminate voluntarily his or her agreement by providing 90 days’ written notice to the Board, in which case the Executive Officer is entitled to receive only his or her compensation, vested rights and benefits up to the date of termination.
The agreements contain provisions stating that in the event of the Executive Officer’s involuntary termination of employment in connection with, or within one year after, any change in control of the Company, other than for “just cause,” the Employee will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his or her “base amount,” as defined in Section 280G(b)(3) of the Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code, that the Employee receives on account of the change in control. “Control” generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 50% of the Company’s voting stock, the control of the election of a majority of the Company’s directors, or the exercise of a controlling influence over the management or policies of the Company. In addition, under the agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company at the beginning of such period cease to constitute at least a majority of the Board. The amount determined using the foregoing formula would also be paid (a) in the event of an Executive Officer’s involuntary termination of employment within 30 days following a change in control, or (b) in the event of the Executive Officer’s voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by the Employee, including (i) the requirement that the Employee perform his or her principal executive functions more than 50 miles from his or her primary office, (ii) a reduction in the Executive Officer’s base compensation as then in effect, (iii) the failure of the Company to continue to provide the Employee with contractual compensation and benefits, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment to the Employee of duties and responsibilities which are other than those normally associated with his or her position with the Company, (v) a material reduction in the Executive Officer’s authority and responsibility, and (vi) in the case of an employee who is also a director, the failure to re-elect the Executive Officer to the Board. The aggregate payments that would be made to these Executive Officers assuming termination of employment, other than for just cause, within one year of the change in control at January 1, 2006, would be approximately as follows: Thomas J. Hammond — $21.9 million; Mark T. Hammond — $23.0 million; Paul D. Borja — $1.6 million; Kirstin A. Hammond — $2.1 million; Robert O. Rondeau, Jr. — $2.0 million.

Employee Stock Acquisition Plan

The Company terminated the 1997 Employee Stock Acquisition Plan (“Purchase Plan”) in November 2005. The purpose of the Purchase Plan was to encourage broad-based ownership by employees of the Company and, as a result, to provide an incentive for employees at all levels to contribute to the profitability and success of the Company. Costs incurred by the Company pursuant to the Purchase Plan were deductible as an expense by the Company. During 2005, the Company paid out $82,000 pursuant to this plan.

1997 Incentive Compensation Plan

The Company has also implemented the 1997 Incentive Compensation Plan (the “Incentive Compensation Plan”). Benefits under the Incentive Compensation Plan are payable only in the form of cash from the Company’s general assets. The purposes of the Incentive Compensation Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company and to provide additional incentives to employees of the Company in the event the Company achieves certain financial performance goals. If “PROPOSAL V — ADOPTION OF 2006 EQUITY INCENTIVE PLAN” is approved by stockholders, then the Incentive Compensation Plan will be consolidated in the 2006 Equity Compensation Plan.
The Incentive Compensation Plan is administered by the Compensation Committee. The Compensation Committee decides, from year to year, which employees of the Company are eligible to participate in the Incentive Compensation Plan and the size of the bonus pool. Directors who are not employees may not participate in the Incentive Compensation Plan.
Each employee who is eligible to receive a bonus at the end of a plan year will receive a bonus equal to a predetermined amount adjusted by a mathematical formula that reflects aspects of the Company’s results for that year. The aggregate amount of bonuses payable for any plan year will be proportionately reduced to the extent that the payment would cause the Bank to cease to be a “well-capitalized” institution. For 2005, the Incentive Compensation Plan utilized the results from return on average equity, net interest margin, loan production, asset growth, retail deposit growth, gain on loan sale spread, and efficiency ratio to calculate the incentive payments. The Compensation Committee certified that 56% of the financial performance goals were met in 2005. For 2006, the same criteria will be used although the specific targets have been modified.

1997 Employees and Directors Stock Option Plan

The Company adopted the 1997 Employees and Directors Stock Option Plan, as amended (the “Stock Option Plan”), to provide a method for compensating its key employees with equity-based performance incentives. The aggregate number of shares of Common Stock reserved for issuance under the Stock Option Plan is 13,727,250 shares, of which there are 1,409,202 available for issuance. If “PROPOSAL V — ADOPTION OF 2006 EQUITY INCENTIVE PLAN” is approved by stockholders, then the Stock Option Plan will be consolidated into the 2006 Equity Compensation Plan.
The Compensation Committee administers the Stock Option Plan and has the discretion to grant options to all employees and directors and those of our affiliates. Subject to the terms of the Stock Option Plan, the Compensation Committee determines the awards to be made under the plan, including incentive stock options and non-incentive stock options, the terms and conditions for each award and the form of agreement to be used.

2000 Stock Incentive Plan

The Company adopted the 2000 Stock Incentive Plan, as amended (the “Restricted Stock Plan”), to provide an additional incentive to directors, officers, and employees by facilitating their acquisition of common stock. The aggregate number of shares of Common Stock reserved for issuance under the Restricted Stock Plan is 2,750,000 shares, of which there are 859,078 available for issuance. If “PROPOSAL V — ADOPTION OF 2006 EQUITY INCENTIVE PLAN” is approved by stockholders, then the Restricted Stock Plan will be consolidated into the 2006 Equity Compensation Plan.
The Compensation Committee administers the Restricted Stock Plan and has the discretion to grant restricted stock, which is stock that is subject to a vesting schedule, or deferred shares, which is stock that immediately vests but is treated as deferred compensation, to directors, officers, and employees. Subject to the terms of the Restricted Stock Plan, the Compensation Committee has sole and complete authority and discretion to select participants and grant awards, determine the form and content of awards to be issued, interpret the Restricted Stock Plan, prescribe, amend and rescind rules and regulations relating to the Restricted Stock Plan, and make other determinations necessary or advisable for the administration of the Restricted Stock Plan.

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

The Company’s executive officers are also executive officers of the Bank and are compensated by the Bank not the Company. However, the responsibility for setting policies that govern executive compensation, and for recommending the components and structure of the compensation plans for executive officers of the Company rests with the Company’s Compensation Committee (the “Committee”). During 2005, the Committee was comprised of Directors James D. Coleman, Frank D’Angelo and Robert W. DeWitt.
Under the direction of the Committee, the Company has developed and implemented compensation policies and plans that embody a pay-for-performance philosophy. The policies and plans encourage achievement of objectives as formulated by the Company’s Board of Directors and its committees and reward exceptional performance as determined by the Committee. In the opinion of the Committee, this approach strengthens the Company’s long-term performance by making the goals and objectives of executive management congruent with those of the Company and its stockholders. The Committee also believes that competitive executive compensation and the structure of the Company’s compensation plans are essential to the Company’s desire to attract and retain qualified management. For 2005, the Committee considered and determined the compensation for each of the executive officers named in the “Summary Compensation Table” herein. In 2003, 2004, and 2005, the Committee utilized the services of Clark Consulting as an outside consultant in determining appropriate compensation levels for the executive officers.

Executive Compensation Programs

Within overall purpose set forth above in consultation with Clark Consulting, the Committee has determined that the Company’s executive compensation program should have the following primary components: base salary; cash bonuses; long-term incentive compensation in the form of stock appreciation rights and restricted stock; and other competitive benefits. The cash bonuses and restricted stock awards for 2005 were issued under the 1997 Incentive Compensation Plan and the 2000 Stock Incentive Plan, respectively. Subject to stockholder approval, the stock appreciation rights for 2005 will be issued under the 2006 Equity Incentive Plan. See “PROPOSAL V — ADOPTION OF 2006 EQUITY INCENTIVE PLAN” below. If PROPOSAL V is not approved by stockholders, the Compensation Committee intends to replace the stock appreciation rights with stock option awards under the 1997 Employee and Directors Stock Option Plan.
Base and incentive compensation for executive officers depends primarily on regional and national surveys of compensation paid to executive officers of other savings and loan holding companies, commercial banks and mortgage lending institutions similar in size, market capitalization, scope of operations and other characteristics, as well as the Company’s operating results.

Base Compensation. The Committee has determined that the base compensation for the Company’s executive officers should be based primarily on the salaries paid to executives having comparable responsibilities at other similar institutions. A primary, but not the sole, source of information upon which the base compensation of executive officers is based are surveys of compensation paid to executives performing similar functions at other financial institutions and/or mortgage banking companies provided by Clark Consulting. In setting base salaries, the Committee also considers other qualitative factors such as the overall performance of the Company and the personal performance and effectiveness of each officer.
Incentive Compensation. The Company has adopted the Incentive Compensation Plan, which relies on the specific performance of the Company each year compared with certain benchmark performance levels. These same goals are used for determining long-term incentive compensation awards. For 2005, the performance goals entailed certain achievements required in the areas of returns on average equity, net interest margin, loan production, asset growth, retail deposit growth, gain on loan sale spread, and our efficiency ratio. Incentive compensation under the Incentive Compensation Plan is issued in the form of cash, the amount of which is generally based upon a mathematical formula. In 2005, the Company met 56% of the financial performance goals set by the Compensation Committee.
Long-Term Incentive Compensation. The Compensation Committee believes that the grant of equity-based compensation encourages the Company’s executives to focus on managing the Company from the perspective of an equity owner. The Company previously adopted two plans that enable employees and officers to develop an equity interest in Flagstar, the 1997 Employees and Directors Stock Option Plan and the 2000 Stock Incentive Plan. The Company has adopted the 2006 Equity Incentive Plan, subject to shareholder approval, which will consolidate/merge, amend and restate of the 1997 Employees and Directors Stock Option Plan, 2000 Stock Incentive Plan and 1997 Incentive Compensation Plan (the “Incentive Compensation Plan”). See “PROPOSAL V — ADOPTION OF 2006 EQUITY INCENTIVE PLAN” below. The 2006 Equity Incentive Plan would expand the types of equity compensation awards available to the Compensation Committee to include stock appreciation rights, restricted stock units, performance units, performance shares and other awards based on, payable in or otherwise referenced to our common stock. These expanded awards are available in addition to existing awards under our plans, including incentive stock options, nonqualified stock options, restricted stock and performance-based cash payments.
Other Benefits. In addition to the foregoing, the Company provides medical, dental and life insurance and defined contribution pension plan qualifying under Sections 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended to senior executives that are generally available to all Company employees, and other perquisites that are comparable to standards within the financial institutions industry.

Compensation of the Chief Executive Officer

Compensation for Flagstar’s Chief Executive Officer, Mark T. Hammond is reviewed annually by the Compensation Committee in consultation with Clark Consulting. Mr. Hammond’s compensation for 2005, was determined based on the same general policies and criteria as the compensation for other executive officers. In making its determination of Mr. Hammond’s base salary and target bonus for 2005, the Compensation Committee reviewed market survey data provided by Clark Consulting and considered the financial and operating results of Flagstar relative to its peer group. The percentage of target bonus awarded to Mr. Hammond in the form of incentive compensation and long-term incentive compensation was calculated based upon the same formula and in the same manner as described above for the other executive officers and was based on the Company’s achievement of predetermined goals in the following areas: returns on average equity, net interest margin, loan production, asset growth, deposit growth, gain on loan sale spread and efficiency ratio. For 2005, the Compensation Committee determined that the Company met 56% of the financial performance goals that had been set for the above-referenced areas. Therefore, Mr. Hammond was awarded a cash bonus of $1,075,200, 170,667 stock appreciation rights that may only be settled in cash, and 24,265 shares of restricted stock.
The Committee believes that Mr. Hammond’s total compensation for 2005 appropriately reflected his contribution to the Company’s financial results.

COMPENSATION COMMITTEE

James D. Coleman, Chairman
Frank D’Angelo
Robert W. DeWitt

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time been an officer or employee of the Company or its subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with the Bank, as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” No member of the Compensation Committee had any other relationship with the Company during 2005 requiring disclosure as a related party transaction. During 2005, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Compensation Committee or was a director of the Company, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal stockholders. The following business transactions were conducted in the ordinary course of business on substantially the same terms as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans or transactions neither involved more than the normal risk of collection nor presented other unfavorable features.
Michael Lucci, Sr. is a member of the Board, and his daughter-in-law, Rebecca Lucci, is an Executive Vice President in the Human Resources department of the Company. Ms. Lucci’s total compensation was $220,924 in 2005.
Richard Elsea is a member of the Board and the Audit Committee. He is the owner of John Adams Mortgage Company (“John Adams”), a mortgage origination firm that sells mortgage loans to the Company. John Adams sold $2.6 million in mortgage loans to the Company during 2005. These sales resulted in gross income to John Adams of only $24,899 which was considerably less than 1% of its gross income for the year and significantly less than the threshold for reporting related party transactions.
Robert O. Rondeau, Jr. is a Director and an Executive Director of the Company. The Company engaged in certain transaction with Select Financial, a Rhode Island mortgage company owned by Robert and Marie Rondeau, the parents of Mr. Rondeau. Select Financial is a correspondent of the Company and sold $34.8 million in mortgage loans, or 174 mortgage loans, to the Company during 2005. Select Financial is also a customer that utilizes the Company’s warehouse lending program offered through the Company’s commercial loan division. Select Financial has an approved line of credit of $10.3 million at December 31, 2005. The average amount outstanding during 2005 was $1.3 million, with a high balance of $4.1 million and a balance at December 31, 2005, of $0.2 million. During 2005, Select Financial utilized this line 422 times. Robert and Marie Rondeau have personally guaranteed this line of credit.
In addition to the transactions listed above, certain directors and executive officers of the Company and its subsidiaries, and members of their immediate families, were indebted to the Bank as customers in connection with mortgage loans and other extensions of credit by the Bank. These transactions were in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. None of these loans have involved more than the normal risk of collectibility or presented other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that Michael W. Carrie, former Executive Director and Chief Financial Officer of the Company, delinquently reported the exercise of stock options, receipt of the underlying shares, and the subsequent sale of shares on June 20, 2005 in a Form 4 filed on June 27, 2005, Messrs. Thomas J. Hammond, Mark T. Hammond and Robert O. Rondeau, Jr. and Ms. Kirstin A. Hammond delinquently reported the withholding of restricted shares for tax purposes on August 26, 2005 in Form 5s filed on February 14, 2006, and Mr. Borja delinquently reported the withholding of restricted shares for tax purposes on December 28, 2005 in Form 4 filed on February 28, 2006. Other than as disclosed above, the Company believes that all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners during the year ended December 31, 2005 were timely met.

STOCK PERFORMANCE GRAPH

The graph and table that follow show the cumulative return, assuming reinvestment of dividends, on the Common Stock since December 31, 2000. This return is compared in the table and graph with the cumulative return, assuming reinvestment of dividends, over the same period with the following four indices: (1) the Nasdaq Financial 100 Index; (2) the Nasdaq Bank Index; (3) the S&P Small Cap 600 Index; and (4) the Russell 2000 Index. The graph and table were prepared assuming that $100 was invested on December 31, 2000 in the Common Stock and in each of the indices. Cumulative total return on the Common Stock or the four indices equals the total increase in value since December 31, 2000. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or any particular index.
Cumulative Total Stockholder Return
Compared With Performance of Selected Indices
December 31, 2000 Through December 31, 2005

	Dec-00	Jun-01	Dec-01	Jun-02	Dec-02	Jun-03	Dec-03	Jun-04	Dec-04	Jun-05	Dec-05
Nasdaq Financial	100	104	106	113	104	115	136	139	157	153	161
Nasdaq Bank	100	110	113	128	121	134	160	163	182	175	179
S&P Small Cap 600	100	106	107	107	91	103	126	139	155	158	167
Russell 2000	100	107	103	98	82	96	120	128	142	141	149
Flagstar Bancorp	100	84	123	212	200	457	406	385	448	385	301

PROPOSAL II — RATIFICATION OF INDEPENDENT AUDITOR

Virchow, Krause & Company, LLP (“Virchow Krause”) served as the Company’s independent auditor for the year ended December 31, 2005. A representative of Virchow Krause is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.
The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the Company’s independent auditor. The Audit Committee appointed Virchow Krause to serve as the Company’s independent auditor for 2006.

Ratification of Independent Auditor

Selection of the Company’s independent auditor is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Virchow Krause. After doing so, it may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the stockholders ratify the appointment of Virchow Krause, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Required Vote and Board of Directors Recommendation

The Company’s independent auditor will be ratified if greater than a majority of shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote are cast for it. The enclosed proxy will be so voted unless the stockholder specifies a contrary choice. Abstentions will have the same effect as a vote against ratification of the independent auditors. Broker non-votes and failure to vote will not be considered shares entitled to vote and will not be counted as votes for or against the independent auditors.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of Virchow Krause as the Company’s independent auditor.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited financial statements with management and with the Company’s independent auditor, Virchow, Krause & Company, LLP. The Audit Committee also reviewed with Virchow, Krause & Company, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”).
In addition, the Audit Committee has received the written disclosures and the letter from Virchow, Krause & Company, LLP required by the Independence Standards Board Standard No. 1 (“Independence

Discussions with Audit Committees”), and discussed with Virchow, Krause & Company, LLP any relationships that may impact the auditor’s objectivity and independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee

Jay J. Hansen, Chairman
Charles Bazzy
Robert W. DeWitt
B. Brian Tauber

Fees of Independent Auditor

Grant Thornton LLP (“Grant Thornton”) was the Company’s independent auditor for the year ended December 31, 2004. On August 5, 2005, the Audit Committee engaged Virchow, Krause & Company, LLP (“Virchow Krause”) as the Company’s independent auditor for the year ended December 31, 2005.
The following table presents fees for professional audit services rendered by Grant Thornton for its audit of the Company’s annual financial statements for the year ended December 31, 2004 and by Virchow Krause, for its audit for the year ended December 31, 2005, and fees billed for other services rendered by Grant Thornton and Virchow Krause during those periods:

	2005		2004
	Virchow Krause	Grant Thornton	Grant Thornton

Audit fees(1)	$1,852,800	$118,306	$1,118,390
Non-audit fees:
Audit-related fees(2)	—	36,400	25,000
Tax fees	—	—	—
All other fees	—	—	—

Total fees paid to auditor	$1,852,800	$154,706	$1,143,390

(1)	Comprised of professional services rendered in connection with the audit of our financial statements and the reviews of the financial statements included in each of our Quarterly Reports of Form 10-Q for the years indicated.

(2)	Audit-related fees are for professional services related to the audit of our employee benefit plans.
The Company’s Audit Committee has concluded that the provision of services covered under the caption “Non-audit fees” is compatible with Virchow Krause maintaining its independence. None of the hours expended on Virchow Krause’s engagement to audit the consolidated financial statements for the year ended December 31, 2005, were attributed to work performed by persons other than Virchow Krause’s full-time, permanent employees. No other fees were paid to Virchow Krause during 2005.

Change in Independent Auditor

On June 13, 2005, the Company was informed by its independent auditor, Grant Thornton, that they had resigned as the Company’s independent auditor. The reports of Grant Thornton on the Company’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the Company’s audits for each of the two most recent fiscal years, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in its report on the financial statements for such years.
During the two most recent fiscal years, there were no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)), other than as follows:

•	In Item 9A of the Company’s 2004 Annual Report on Form 10-K, which it filed with the Securities and Exchange Commission on March 23, 2005, Management’s Annual Report on the Internal Control over Financial Reporting, the Company stated, and Grant Thornton’s report on internal controls reiterated, that because of the material weaknesses disclosed in those reports, the Company’s internal control over financial reporting was not effective as of December 31, 2004, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework. The Company reported six material weaknesses in its system of internal control over financial reporting, which can be summarized as including: (i) deficiencies related to its accounting for derivative activities; (ii) deficiencies related to recording of accrued interest receivable; (iii) deficiencies related to the documentation of the evaluation of the appropriateness of accounting estimates; (iv) deficiencies surrounding the recording of non-routine journal entries; (v) deficiencies related to validation and evaluation of data; and (vi) deficiencies related to company-level controls.

•	In Item 4 of the Company’s Quarterly Report on Form 10-Q, which it filed with the Securities and Exchange Commission on May 10, 2005 (the “Form 10-Q”), the Company reported that based upon a review and evaluation of the effectiveness of its disclosure controls and procedures as of March 31, 2005, the Company’s principal executive and financial officers concluded that the Company’s disclosure controls and procedures, as designed and implemented, were operating effectively as of that date. Grant Thornton informed the Company that management’s conclusion regarding disclosure controls may have been materially misstated. After further consideration of Grant Thornton’s views, the Company amended the Form 10-Q to report that its principal executive and financial officers determined that the disclosure controls and procedures were not effective as of March 31, 2005.
Discussions concerning the aforementioned reportable events occurred between representatives of Grant Thornton and the Company’s Audit Committee.
On August 5, 2005, the Company’s Audit Committee engaged Virchow Krause as the Company’s independent auditor. During the two most recent fiscal years, the Company did not consult with Virchow Krause with respect to (i) the application of accounting principles to any transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on our financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL III — ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS

The Company is seeking stockholder approval of amendments to its Second Restated Articles of Incorporation to eliminate the requirement for a vote of 80% of its outstanding common stock to approve certain matters submitted to all stockholders. The Board has adopted resolutions, subject to stockholder approval, approving the amendments to Articles X, XVI and XVII of our Second Restated Articles of Incorporation to eliminate these stockholder supermajority vote requirements. The proposed amendments to the Second Restated Articles of Incorporation are set forth in Appendix A and are marked to show changes from the current Second Restated Articles of Incorporation, with deletions indicated by strikeout and additions indicated by underline.
The proposed amendment would amend Article XVII of the Second Restated Articles of Incorporation, which currently requires the affirmative vote of not less than 80% of our outstanding common stock to approve an amendment to Articles VI, VII, VIII, IX, X, XI, XIII, XIV, XV, XVI and XVII of the Second Restated Articles of Incorporation, each as described below.

•	Article VI provides that there is no cumulative voting for directors.

•	Article VII relates to the notice requirements for nominations for the election of directors and for proposals for any new business at a stockholders meeting.

•	Article VIII provides that stockholder action must be taken at a meeting.

•	Article IX relates to the number, classes and terms of our directors, including the classified board.

•	Article X relates to the removal of directors.

•	Article XI provides generally that liability of our directors, officers, employees and agents shall be allowed to the fullest extent permitted by the Michigan Business Corporation Act.

•	Article XIII relates to a reorganization of the Company proposed between the Company and its creditors or stockholders.

•	Article XIV relates to the applicability of the provisions of the business combination provisions under the Michigan Business Corporation law to the Company.

•	Article XV relates to the applicability of the provisions of the control share provisions under the Michigan Business Corporation law to the Company.

•	Article XVI relates to the amendment of our Amended and Restated Bylaws.
If the proposed amendments are approved by the Board, under Michigan law, the vote for amending these items will require only the affirmative vote of a majority of the outstanding shares of common stock (rather than 80% or more).
The proposed amendments would also amend Articles XVI and X of the Second Restated Articles of Incorporation. Article XVI currently provides that the Amended and Restated Bylaws may be amended by a vote of the affirmative vote of at least 80% of the outstanding shares of common stock or by two-thirds of the vote of the Board. Article X currently requires the affirmative vote of at least 80% of the outstanding shares of common stock in order to remove any director or the entire Board. Following such amendments, the Amended and Restated Bylaws may be amended by the affirmative vote of a majority of the outstanding shares of common stock (rather than 80% or more) or by a vote of two-thirds of the vote of the Board, and a director or the entire Board may be removed by the affirmative vote of a majority of the outstanding shares of common stock (rather than 80% or more). The Board has already approved an amendment to our Amended and Restated Bylaws that, upon approval of the proposal to amend Article XVI of our Second Restated Articles of Incorporation, would eliminate the current supermajority vote required for stockholders to adopt an amendment to the Amended and Restated Bylaws, in order to make the Amended and Restated Bylaws consistent with the amendment to Article XVI of the Second Restated Articles of Incorporation proposed hereby.
Supermajority vote provisions are generally intended to encourage a person making an unsolicited bid for a company to negotiate with the Board to reach terms that are fair and provide the best results for all stockholders. Without such provisions it may be possible for the holders of a majority of the shares represented at a meeting to take actions that would give them effective control of the company without negotiating with the Board to achieve the best results for other stockholders. However, many investors and others have begun to view these provisions as conflicting with principles of good corporate governance. While these measures can be beneficial, the Board recognizes there are also compelling arguments for having a lower threshold for stockholder votes. The requirement of a supermajority vote can limit the ability of stockholders to effect change by essentially providing a veto to a large minority stockholder or group of stockholders. In addition, a lower threshold for stockholder votes can increase stockholders’ ability to effectively participate in corporate governance.
The 80% supermajority vote requirements subject to the proposal encourage potential acquirers to negotiate with the Board rather than just a few large stockholders, thereby enhancing the Board’s ability to maximize value for all stockholders. Although these protective measures are beneficial, the Board believes they can be eliminated without posing unacceptable risks to the stockholders. The Company’s other structural takeover defenses (including its classified board structure) should be sufficient to thwart inadequate bids for the Company.
The Board has considered carefully the advantages and disadvantages of the supermajority vote requirements in our Second Restated Articles of Incorporation. After this review, the Board has proposed the elimination of these requirements.

Effective Date of the Amendments

If this proposal is approved at the Annual Meeting, these amendments will become effective once the amendments are filed with the Michigan Department of Labor and Economic Growth as part of the Amended and Restated Articles of Incorporation. We intend to file such Amended and Restated Articles of Incorporation promptly after the Annual Meeting if stockholders approve this proposal.

Required Vote and Recommendation of the Board of Directors

The proposal to amend Articles X, XVI and XVII of the Second Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the shares of common stock outstanding as of the Record Date. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against this proposal, although abstentions and broker non-votes will be counted as “present” for purposes of determining a quorum. Therefore, it is important that you vote your shares either at the Annual Meeting or by proxy.

The Board of Directors unanimously recommends a vote “FOR” approval of the proposed amendments to the Second Restated Articles of Incorporation to eliminate supermajority vote requirements.

PROPOSAL IV — TERM OF DIRECTORS APPOINTED TO FILL VACANCIES BY THE BOARD

The Company is also seeking stockholder approval of an amendment to Article IX(A) of its Second Restated Articles of Incorporation to provide that the term for a director appointed to fill a vacancy in the Board will expire at the next annual meeting of stockholders. The Board has adopted resolutions, subject to stockholder approval, approving the amendments to Article IX(A) of our Second Restated Articles of Incorporation to provide that the term of directors appointed to fill a vacancy will expire at the next annual meeting. The proposed amendment to Article IX(A) of the Second Restated Articles of Incorporation is set forth in Appendix B and is marked to show changes from the current Second Restated Articles of Incorporation, with deletions indicated by strikeout and additions indicated by underline.
Article IX(A) of our Second Restated Articles of Incorporation currently provides that directors appointed to fill a vacancy will serve for the remaining term of the class to which the director has been chosen and when the director’s successor is elected. The proposed amendment to Article IX(A) of our Second Restated Articles of Incorporation would provide that the term of any director chosen to fill a vacancy in the Board of the Company, however caused, or any director chosen to fill a newly created directorship, will expire at the next annual meeting of stockholders and when the director’s successor is elected. The effect of this proposed amendment would be that any such director, if nominated for election at the next annual meeting of stockholders, must be elected by the stockholders at such meeting in order to continue to serve on the Board.
The Board has considered carefully the advantages and disadvantages of this proposal, including that it would increase the accountability of the Board to stockholders. After this review, the Board has proposed the amendment.

Effective Date of the Amendment

If this proposal is approved at the Annual Meeting, the amendment will become effective once it is filed with the Michigan Department of Labor and Economic Growth as part of the Amended and Restated Articles of Incorporation. We intend to file such Amended and Restated Articles of Incorporation promptly after the Annual Meeting if stockholders approve this proposal.

Required Vote and Recommendation of the Board of Directors

The proposal to amend Article IX(A) of the Second Restated Articles of Incorporation requires the affirmative vote of the holders of not less than a majority of the shares of common stock outstanding as of the Record Date. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against this proposal, although abstentions and broker non-votes will be counted as “present” for purposes of determining a quorum. Therefore, it is important that you vote your shares either at the Annual Meeting or by proxy.
The Board of Directors unanimously recommends a vote “FOR” approval of the proposed amendments to the Second Restated Articles of Incorporation to provide that the term of a director appointed to fill a vacancy expires at the next annual meeting.

PROPOSAL V — ADOPTION OF 2006 EQUITY INCENTIVE PLAN

The Board of Directors has approved the consolidation/merger, amendment and restatement of our 1997 Employees and Directors Stock Option Plan (the “Stock Option Plan”), 2000 Stock Incentive Plan (the “Restricted Stock Plan”) and 1997 Incentive Compensation Plan (the “Incentive Compensation Plan”) and has and renamed the consolidated single plan the 2006 Equity Incentive Plan (the “2006 Plan”). The Board has determined that it would in the best interest of the Company to expand the types of equity compensation awards available to the Compensation Committee to include stock appreciation rights, restricted stock units, performance units, performance shares and other awards based on, payable in or otherwise referenced to our common stock. These expanded awards are available in addition to existing awards under our plans, including incentive stock options, nonqualified stock options, restricted stock and performance-based cash payments.
The Board determined that the Compensation Committee should have these additional types of equity compensation awards available to it so that it has more flexibility in designing compensation packages to attract and retain qualified officers and employees and to align the interests of our officers and employees with those of the Company and its stockholders. The 2006 Plan is intended to provide the Compensation Committee with more flexibility to design compensatory awards that are responsive to the Company’s needs and competitive in the market. The Compensation Committee uses advice from and studies provided by Clark Consulting, a compensation consulting firm, to assist it in determining executive compensation.
The 2006 Plan does not increase the total number of shares of our common stock that may be issued as equity compensation. This maximum total number of shares of our common stock that can be issued under the 2006 Plan is (1) 2,268,280 shares, which represents the total shares attributable to any authorized shares not issued and not subject to outstanding awards under our Stock Option Plan and Restricted Stock Plan, both as amended plus (2) any shares subject to outstanding awards under our Stock Option Plan and Restricted Stock Plan, both as amended, and the 2006 Plan that cease for any reason to be subject to such awards (except those not subject to such awards because of exercise or settlement in vested and nonforfeitable stock). Stock appreciation rights settled in only cash are not subject to the 2006 Plan share limit. There is no limit on the maximum number of shares which may be granted as stock appreciation rights if the awards provide they will be settled only in cash and the Compensation Committee does not have the authority to later modify the award to permit settlement in stock or a combination of stock and cash.
The adoption of the 2006 Plan will not change the considerations of the Compensation Committee with respect to grants. If the 2006 Plan is approved by stockholders, the Compensation Committee will cease issuing awards under the Stock Option Plan, the Restricted Stock Plan and the Incentive Compensation Plan and will issue awards under the 2006 Plan. Outstanding awards under the prior plans will continue to be subject to the terms of the prior plans.
Section 162(m) of the Internal Revenue Code limits the amount our Company may deduct on our federal tax returns as compensation to the Company’s Chief Executive Officer and any of the Company’s four other most highly compensated executive officers to $1 million for each person per year unless the compensation qualifies as “performance-based.” The 2006 Plan permits the Compensation Committee to make cash and equity-based payments or awards to certain employees based on performance. One of the requirements of the “performance-based” compensation exception is that the Company disclose the material terms of the performance goals for the compensation to stockholders and obtain their approval of the arrangement before the payment of such compensation. The material terms of our Company’s performance goals for purposes of Code Section 162(m) for cash incentive awards, restricted stock, restricted stock units, performance units, performance shares and other awards that may be granted under the 2006 Plan are stated below. They are also set forth in the text of the 2006 Plan, which is attached as Appendix C to this proxy statement.

Required Vote and Recommendation of the Board of Directors

The 2006 Plan will be approved if greater than a majority of shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote are cast for it. Abstentions will have the same effect as a vote against approval of the 2006 Plan. Failure to vote and broker non-votes will not be considered shares entitled to vote and will not be counted as votes for or against the 2006 Plan. If the 2006 Plan is not approved by stockholders, the Company will continue to make grants under the existing plans, including the Stock Option Plan, the Restricted Stock Plan and the Incentive Compensation Plan in accordance with the terms of those plans.
The Board of Directors unanimously recommends a vote “FOR” adoption of the 2006 Equity Incentive Plan.

Information Regarding the 2006 Plan

The following is a summary of the terms of the 2006 Plan. This summary is not a complete description of all provisions of the 2006 Plan and is subject to the actual terms of the 2006 Plan. A copy of the 2006 Plan is attached as Appendix C to this Proxy Statement.
Administration
The 2006 Plan will be administered by the Compensation Committee. Subject to the terms of the 2006 Plan, the Compensation Committee has the discretion to determine which employees, directors and officers receive awards and the terms of each award made under the Plan. The Compensation Committee has the power to modify, cancel or otherwise change awards made under the Plan, subject to certain restrictions set forth in the 2006 Plan. The Compensation Committee also has the sole authority to interpret the terms of the 2006 Plan, including whether a “change of control” of the Company, as such term is defined in the 2006 Plan, has occurred. Compensation Committee determinations under the 2006 Plan are final and binding on all parties.
Awards and Eligibility
Awards under the 2006 Plan may be in the form of incentive stock options as defined in Section 422 of the Code (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units, performance shares and incentive cash awards or any combination thereof. In addition, awards of restricted stock, restricted stock units, performance units and performance shares may be made in conjunction with dividend equivalency rights that provide for payments of dividend equivalents in cash or additional shares or awards with respect to any or all dividends or other distributions paid by the Company on its common stock. The 2006 Plan also authorizes the Compensation Committee to make equity based awards not specifically provided for in the 2006 Plan (“other awards”) on terms and conditions it determines to be appropriate.

As with the prior plans, all directors, officers and employees of the Company are eligible to receive awards under the 2006 Plan. Currently, 3,018 persons are eligible to receive awards under the 2006 Plan. The benefits or amounts that may be received by or allocated to any particular director, officer or employee of the Company under the 2006 Plan will be determined in the sole discretion of the Compensation Committee and, accordingly, are not presently determinable.
Shares Available for Issuance
This maximum total number of shares of our common stock that can be issued under the 2006 Plan is (1) 2,268,280 shares, which represents the total shares attributable to any authorized shares not issued and not subject to outstanding awards under our Stock Option Plan and Restricted Stock Plan, both as amended plus (2) any shares subject to outstanding awards under our Stock Option Plan and Restricted Stock Plan, both as amended, and the 2006 Plan that cease for any reason to be subject to such awards (except those not subject to such awards because of exercise or settlement in vested and nonforfeitable stock). Stock appreciation rights settled in only cash are not subject to the 2006 Plan share limit. There is no limit on the maximum number of shares which may be granted as stock appreciation rights if the awards provide they will be settled only in cash and the Compensation Committee does not have the authority to later modify the award to permit settlement in stock or a combination of stock and cash.
The number and kind of shares available under the 2006 Plan (including the number and kind of shares issuable under any then outstanding awards) are subject to adjustments by the Compensation Committee in the event of certain corporate events such as stock splits, stock dividends, or other recapitalizations of the Company so as to prevent dilution or enlargement of the participants’ rights under the 2006 Plan. Shares of common stock issued under the 2006 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company.
Limitations on Grants of Incentive Stock Options
For purposes of determining whether shares are available for the issuance of ISOs, the maximum number of shares that may be issued through ISOs under the 2006 Plan is 979,509. This number is the same as the maximum number of shares that are available for ISOs under the Stock Option Plan.
Expired, Forfeited or Unexercised Awards
If any award granted under the 2006 Plan, the Stock Option Plan or the Restricted Stock Plan expires, is forfeited or becomes unexercisable without having been exercised or fully paid after the date of approval of the 2006 Plan, the shares underlying such award will become available for future awards under the 2006 Plan. Furthermore, if we settle any award in cash rather than in common stock, the shares underlying such award that are retained or otherwise not issued, will become available for future awards under the 2006 Plan.
Options
Both ISOs and NQSOs entitle the optionee to purchase shares of our common stock at a price equal to or greater than the fair market value on the date of grant. Stock options issued under the 2006 Plan may be either ISOs or NQSOs, provided that only employees may be granted ISOs. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) by cancellation of indebtedness owed by the Company to the participant, (iv) with any other legal consideration the Compensation Committee may deem appropriate, or (v) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.
Stock Appreciation Rights
SARs represent the right to receive an amount equal to a specified percentage (not exceeding 100%) of the difference between the “base price” established for the SAR and the fair market value of the Company’s common stock on the date the SAR is exercised. The base price must not be less than 100% of the fair market value of our common stock on the date the SAR is granted. The grant may specify that the amount payable upon exercise of the SAR may be paid (i) in cash, (ii) in shares of our common stock or (iii) any combination of cash and common stock, as determined by the Compensation Committee. An award may specify a waiting period or periods before a SAR becomes exercisable and permissible dates or periods on or during which the SAR will be exercisable, and may specify that the SAR may be exercised only in the event of a change in control of the Company or other event. No SAR may be exercised more than 10 years from the grant date and each grant of a SAR must specify the period of continuous employment or service that is necessary before the SAR or installments thereof may be exercisable.
Restricted Stock
An award of restricted stock involves the immediate transfer of ownership of a specific number of shares of our common stock to a participant in return for the performance of services or other restrictions as the Compensation Committee may determine. However, during a “restriction period” designated by the Compensation Committee, such shares are subject to forfeiture unless conditions specified by the Compensation Committee are met. These conditions will generally include the continuous employment of the participant with the Company (or service on the Board) and may include performance objectives that must be achieved. Although shares of restricted stock remain subject to forfeiture during the restriction period, the participant is entitled to vote these shares, receive all dividends paid on these shares and exercise all other ownership rights in such restricted stock. Restricted stock may become free of restriction prior to the end of a restriction period in the event of a change in control of the Company, disability or retirement, as those terms are defined in the 2006 Plan. The Compensation Committee may provide for an accelerated lapse of the restriction period upon events or standards that it may determine, including the achievement of one or more performance goals.
Restricted Stock Units
A restricted stock unit is an award denominated in shares of common stock that will be settled by the payment of cash based upon the fair market value of such specified number of shares of common stock. The Compensation Committee has the discretion to settle restricted stock units by delivery of shares of common stock. The Compensation Committee will determine the number of restricted stock units to be awarded to any participant, the restriction period within which a grant may be subject to forfeiture, whether the grant or vesting depends upon the achievement of performance goals and other terms. During the restriction period, the participant is not entitled to vote or receive dividends on the shares subject to the award. A restricted stock unit may become payable prior to the end of a restriction period in the event of a change in control of the Company, disability or retirement, as those terms are defined in the 2006 Plan. The Compensation Committee may provide for an accelerated lapse of the restriction period upon events or standards that it may determine, including the achievement of one or more performance goals.
Performance Units
A performance unit consists of the right to receive a payment of cash upon achievement of a performance goal or goals and satisfaction of such other terms and conditions as the Compensation Committee may determine. In general, performance unit awards will be earned and vest only upon the attainment of one or more performance goals achieved over a performance period which will be a period determined by the Compensation Committee. The Compensation Committee may substitute common stock for the payment of cash otherwise made for a performance unit.
Performance Shares
A performance share consists of the right to receive our common stock upon achievement of a performance goal or goals and satisfaction of such other terms and conditions as the Compensation Committee may determine. In general, performance shares will be earned and vest only upon the attainment of one or more performance goals achieved over a performance period which will be a period determined by the Compensation Committee. The Compensation Committee may settle performance shares by payment of cash based on the fair market value of such specified number of shares of common stock otherwise granted as a performance share.
Other Awards
Subject to the terms and conditions of the 2006 Plan and such other terms and conditions as it deems appropriate, the Compensation Committee may grant other awards, which are awards based on, settled in or otherwise referenced to common stock. Other awards are payable in cash or shares of common stock as the Compensation Committee determines to be in the best interests of the Company.
Section 162(m) Exemption
The 2006 Plan is designed to comply with the provisions of Section 162(m) of the Internal Revenue Code (the “Code”). Code Section 162(m) precludes a publicly held corporation from claiming a federal income tax deduction for annual compensation paid to certain senior executives in excess of $1,000,000 per person. However, compensation is exempt from this limitation if it is “performance-based compensation.” It is the intent of the Company that all awards made under the 2006 Plan constitute qualified performance-based compensation satisfying the relevant requirements of Code Section 162(m) and the regulations issued thereunder. Accordingly, the Plan will be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m).
Compensation derived from stock options and SARs is considered to be qualified performance-based compensation if these awards are made by the Compensation Committee, provide the recipient the right to receive compensation based solely on an increase in the value of our stock, and are made within the limit set forth in the plan for awards to single individuals. For purposes of the 2006 Plan the individual limit is 750,000 shares per year.

Awards other than stock options and SARs are considered to be qualified performance-based compensation as long as they must vest (or may be granted or vest) solely upon the attainment of one or more objective performance goals unrelated to term of employment. The Compensation Committee must establish these performance goals in writing for participants within the first 90 days of the performance period (but in no event later than completion of 25% of the performance period) and the outcome of these goals must be substantially uncertain at the time the Compensation Committee actually established the goal. The performance goal must state an objective formula or standard used to compute the grant payable to the participant if the goal is attained and the Compensation Committee may not retain any discretion to later increase the amount payable upon attainment of the performance goals.
Under the 2006 Plan, such performance goals must relate to one or more of the following for the Company: revenue; revenue growth; earnings (including earnings per share, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes); operating income; gross profit; net income; profit margins; earnings per share; return on assets; return on equity; return on invested capital; economic value-added; efficiency ratio (other expenses as a percentage of other income plus net interest income); stock price; gross dollar volume; cost containment or reduction; total stockholder return; market share; book value; asset growth; deposit growth; expense deposit ratios; management; cash flow; customer satisfaction; regulatory compliance metrics; CAMELS rating; and loan originations. The Compensation Committee may make equitable adjustments to established performance goals in recognition of unusual or non-recurring events for the following qualifying objective items: asset impairments; acquisition-related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates; tax settlements; extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management’s discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133; and compensation charges related to FAS 123(R). The Compensation Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied. For awards other than stock options and SARs, the maximum annual shares of stock which may be granted as performance-based compensation is 400,000. The maximum cash payment to any one participant as performance-based compensation is $6,000,000.
Transferability of Awards
Except as provided below, no award under the 2006 Plan may be transferred by a participant other than upon death by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Compensation Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award if the Compensation Committee determines the transfer does not result in accelerated taxation, does not cause any option intended to be an ISO to fail to be described in Code Section 422(b), is not a transfer for value and is otherwise appropriate and desirable.

Termination
The 2006 Plan will terminate on the tenth anniversary of the date it is approved by stockholders, and no award will be granted under the plan after that date.
Plan Amendment
The 2006 Plan may be amended by the Board of Directors, but without further approval by the stockholders of the Company no such amendment may increase the limitations set forth in the 2006 Plan on the number of shares that may be issued under the 2006 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the stockholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.
Tax Consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2006 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
Options. In general, an optionee will not recognize income at the time a NQSO is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).
An optionee generally will not recognize income upon the grant or exercise of an ISO. If shares issued to an optionee upon the exercise of an ISO are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Subject to certain exceptions for death or disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an ISO will be treated essentially the same as a NQSO for purposes of the alternative minimum tax.
Stock Appreciation Rights. A participant who is granted a stock appreciation right generally recognizes no income upon grant of the stock appreciation right. At the time of exercise, however, the participant will recognize as ordinary income the amount received in exchange for the exercise, which is generally the excess of the fair market value of our common stock less the base price for the stock appreciation right.
Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
Restricted Stock Units. A recipient of restricted stock units generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.
Performance Units, Performance Shares and Incentive Awards. A participant generally will not recognize income upon the grant of performance units, performance shares or an incentive award. Upon settlement of performance units, performance shares or incentive awards the participant generally will recognize as ordinary income an amount equal to the amount of cash received and/or the fair market value of any unrestricted stock received.
Other Awards. The tax consequences of other awards will depend on the specific terms of such awards.
Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Benefits to Named Executive Officers and Others

The following table sets forth the number of stock appreciation rights that will be granted, pending the approval of this proposal, to the individuals and groups described below as part of their performance bonus for 2005. Although we intend to continue granting stock appreciation rights and other awards under the 2006 Plan as part of our compensation programs, as well as for recruiting and retention purposes, we have no plans to grant any stock appreciation rights other than as disclosed below. The number of SARs set forth below is for illustrative purposes only. On the grant date, the number of SARs will be calculated using the Black-Scholes pricing model. In calculating the amount stock appreciation rights set forth below, we utilized the Black-Scholes valuation method based upon the following assumptions: (i) the continuously compounded risk-free rate of return expressed on a weighted average annual basis was 4.32%; (ii) expected volatility of the underlying Common Stock was 21.2%; (iii) expected lives of the stock appreciation rights granted were five years; and (iv) dividends on the underlying Common Stock increased at an annual rate of 4.00%. No assurance can be given that actual experience will correspond to the assumptions utilized.

		Total Number of
		Stock Appreciation
Name and Position	Dollar Value	Rights

Thomas J. Hammond, Chairman	$252,000	120,000
Mark T. Hammond, Vice Chairman, President, and Chief Executive Officer	358,400	170,667
Paul D. Borja, Executive Vice-President, Chief Financial Officer and Treasurer	50,400	24,000
Kirstin A. Hammond, Executive Director	33,600	16,000
Robert O. Rondeau, Executive Director	33,600	16,000
All executive officers	728,000	346,667
All non-employee directors	—	—
All employees, other than executive officers	255,360	121,600

Equity Compensation Plan Information

The following table sets forth certain information with respect to securities to be issued under the Company’s equity compensation plans as of December 31, 2005.

Number of
	Number of		Securities
	Securities To Be		Remaining Available
	Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity Compensation Plans approved by security holders[1]	3,417,366	$13.02	5,685,646
Equity Compensation Plans not approved by security holders	—	—	—

Total	3,417,366	$13.02	5,685,646

1	Consists of the Stock Option Plan and the Stock Incentive Plan which provide for the granting of non-qualified stock options, incentive stock options, restricted stock awards, performance stock awards, stock bonuses and other awards to our employees, officers and directors. Awards are granted at the market price of our common stock on the grant date, vest over varying periods generally beginning six months from the date of grant, and expire ten years from the date of grant. All securities remaining for future issuance represent stock options and stock awards available for award under the Stock Option Plan and the Stock Incentive Plan, or, if approved by stockholders, under the 2006 Plan.

STOCKHOLDER PROPOSALS

It is anticipated that the Company’s Annual Meeting in 2007 will be held on May 25, 2007. Stockholders who intend to present a proposal for action at that meeting and would like a copy of the proposal included in the Company’s proxy materials must forward a copy of the proposal or proposals to the Company’s principal executive office at 5151 Corporate Dr. Road, Troy, Michigan 48098, and it must be received by the Company not later than December 25, 2006. In order to be included in the proxy statement, such proposals must comply with applicable law and regulations, including SEC Rule 14a-8, as well as the Second Restated Articles of Incorporation.
The Company will have discretionary authority to vote proxies on matters at the 2006 Annual Meeting if the matter is not included in the proxy statement and notice by a stockholder to consider the matter was not received by the Company prior to the deadline provided in the Second Restated Articles of Incorporation for such matters. Under the Second Restated Articles of Incorporation, stockholders must provide written notice of nominations for new directors or proposals for new business to the Company’s Secretary not fewer than 30 days nor more than 60 days prior to the date of the Annual Meeting. For the 2007 Annual Meeting of Stockholders, notice must be received by the Company’s Secretary no later than the close of business on April 25, 2007 and no earlier than the close of business on March 26, 2007. However, if public disclosure of the Annual Meeting is given fewer than 40 days before the date of the Annual Meeting, written notice of the proposal must given prior to 10 days following the day on which notice of the Annual Meeting is mailed to stockholders. Such written notice must comply with the Second Restated Articles of Incorporation.
Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2006 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. A copy of the Second Restated Articles of Incorporation can be obtained by written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

INCORPORATION BY REFERENCE

The Stock Performance Graph, the Report of the Compensation Committee and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this Proxy Statement, are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities and Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

OTHER MATTERS

The Board of Directors is not aware of any other business to be presented for action by the stockholders at the 2006 Annual Meeting other than those matters described in this proxy statement and matters incident to the conduct of the 2006 Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the Record Date upon written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Dr., Troy, Michigan 48098.
The Company’s 2005 Annual Report to Stockholders (the “Annual Report”), including financial statements, has been mailed to all persons who were stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Chief Financial Officer of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mary Kay Ruedisueli

Mary Kay Ruedisueli
Secretary

Appendix A
Proposed Amendments to the Second Restated Articles of Incorporation
Eliminating Supermajority Voting Requirements
Articles X is hereby amended to read as follows:
     Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed at any time by the affirmative vote of the holders of  ~~at least 80 percent~~  a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. If less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at any election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article X shall not apply with respect to the director or directors elected by such holders of preferred stock.
Articles XVI is hereby amended to read as follows:
     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. The bylaws also may be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation by the affirmative vote of the holders of  ~~at least 80 percent~~  a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).
Articles XVII is hereby amended to read as follows:
     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation.  ~~Notwithstanding the foregoing, the provisions set forth in Articles VI, VII, VIII, IX, X, XI, XIII, XIV, XV, XVI and this Article XVII may not repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); provided that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by the vote of the greater of (a) two-thirds of the board of directors or (b) a majority of the Continuing Directors, as defined below. The term “Continuing Director” shall mean, for purposes of this Article XVII, any member of the board of directors of the Corporation who is both (i) unaffiliated with any person or entity that proposes a business combination between any affiliate of such person or entity and the Corporation or any direct or indirect subsidiary thereof and (ii) was a member of the board of directors before such a business combination was proposed to the Corporation, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the board of directors.~~

Appendix B
Proposed Amendments to the Second Restated Articles of Incorporation
Requiring the Election of Directors Appointed by the Board of Directors
Articles IX, Paragraph A is hereby amended to read as follows:
     A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than seven nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next annual meeting of shareholders  ~~at which the term of the class to which the director has been chosen expires~~  and when the director’s successor is elected.

Appendix C
FLAGSTAR BANCORP, INC.
2006 EQUITY INCENTIVE PLAN
ARTICLE I
ESTABLISHMENT AND PURPOSE
     Section 1.1. Establishment. Prior to the adoption of this Flagstar Bancorp, Inc. 2006 Equity Incentive Plan (the “Plan”), the Company maintained the 1997 Incentive Plan, the 1997 Employees and Directors Stock Option Plan and the 2000 Stock Incentive Plan, all as amended from time to time (collectively, the “Prior Plans”). This Plan consolidates, amends and restates the Prior Plans into this single plan document so that as of the Effective Date: (i) the Prior Plans will be merged into this Plan; and (ii) no additional grants will be made under any Prior Plan. Outstanding awards under any Prior Plan will continue to be governed by such Prior Plan according to the terms of that Prior Plan as of the Effective Date.
     Section 1.2. Purpose. The Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company and its Affiliates to foster and promote the long-term financial success of the Company and Affiliates and materially increase shareholder value. The Plan is also intended to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and its Affiliates, to attract new employees with outstanding qualifications, and to afford additional incentives to others to increase their efforts in providing significant services to the Company and its Affiliates. In furtherance thereof, the Plan permits awards of equity-based and cash incentives to key employees, officers and directors of, and certain other providers of services to, the Company and its Affiliates.
ARTICLE II
DEFINITIONS
     Section 2.1. Definitions. The following terms shall have the following meanings when used herein, unless the context clearly indicates otherwise.
     (a) “Act” means the Securities Act of 1933, as amended.
     (b) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Code Sections 424(e) and (f), respectively.
     (c) “Agreement” means a written agreement entered into between the Company and the recipient of a Grant which sets forth the terms and conditions of the Grant.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means, unless otherwise provided in a Participant’s Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony, a crime of moral turpitude or any crime involving the Company, (iv) fraud, misappropriation, dishonesty or embezzlement, (v) incompetence or a material breach of the Participant’s employment agreement (if any) with the Company (other than a termination of employment by the Participant), or (vi) any unlawful act detrimental to the Company, all as determined in the sole discretion of the Committee.
     (f) “Change in Control” means any one of the following events: (i) a complete dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger or combination involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (iv) the acquisition of more than 25% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.
     (g) “Code” means the Internal Revenue Code of 1986, as amended, and any related rules, regulations and interpretations.
     (h) “Committee” means the Compensation Committee of the Board; provided that the Committee shall at all times consist solely of at least two persons who each qualify as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations.
     (i) “Common Stock” means the Company’s Common Stock, par value $0.01, either currently existing or authorized hereafter and any other stock or security resulting from adjustment thereof as described herein, or the Common Stock of any successor to the Company which is designated for the purpose of the Plan.
     (j) “Company” means Flagstar Bancorp, Inc., a Michigan corporation, and any successor or assignee corporation(s) into which the Company may be merged, changed or consolidated; any corporation for whose Securities the Securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.
     (k) “Disability” means a physical or mental condition, which in the sole and absolute discretion of the Committee is reasonably expected to be of indefinite duration and substantially prevents a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.
     (l) “Effective Date” means the date this Plan is approved by the Company’s shareholders.
     (m) “Eligible Persons” means officers, directors and Employees of the Company and its Affiliates and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Affiliates. The Committee will determine the eligibility of Employees, officers, directors and others expected to provide significant services to the Company and its Affiliates based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Company or its Affiliates of such individual’s accomplishments and potential contribution to the success of the Company or its Affiliates.
     (n) “Employee” means an individual, including an officer or director of the Company or an Affiliate, who is employed as a common-law employee of the Company or an Affiliate. An “Employee” shall not include any person classified by the Company as an independent contractor even if the individual is subsequently reclassified as a common-law employee by a court, administrative agency or other adjudicatory body. The payment of director’s fees by the Company is not sufficient to constitute “employment” of the director by the Company.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
     (p) “Exercise Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option or SAR may be exercised.
     (q) “Fair Market Value” means the value of one share of Common Stock, determined as follows:
     (i) If the Common Stock is listed on a national stock exchange, the average of the highest and lowest selling prices on the exchange for the date of determination, but if no sales were reported for the date of determination, the average of the highest and lowest selling prices on the exchange for the last preceding date on which there was a sale of Common Stock on such exchange, as determined by the Committee, or such other reasonable basis determined by the Committee using actual transactions in the Common Stock as reported by such market and consistently applied by the Committee.
     (ii) If the Common Stock is not then listed on a national stock exchange but is traded on an over-the-counter market, the average of the closing bid and asked prices for the Common Stock in such

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over-the-counter market for the last preceding date on which there was a sale of Common Stock in such market, as determined by the Committee.
     (iii) If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Common Stock is listed or traded, the Committee may make discretionary determinations in good faith where the Common Stock has not been traded for 10 trading days.
     (r) “Grant” means an award of an Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Incentive Award, Other Award or any combination thereof to an Eligible Person.
     (s) “Incentive Award” means a right granted a Participant under Section 11.4.
     (t) “Incentive Stock Option” means an Option of the type described in Section 422(b) of the Code awarded to an Employee.
     (u) “Non-qualified Stock Option” means an Option not described in Section 422(b) of the Code awarded to an Eligible Person, the taxation of which is pursuant to Section 83 of the Code.
     (v) “Option” means any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase shares of Common Stock at a price and for the term fixed by the Committee in accordance with Article VII of the Plan and subject to such other limitations and restrictions in the Plan and the applicable Agreement.
     (w) “Other Award” means a right granted a Participant under Section 11.3.
     (x) “Participant” means any Eligible Person to whom a Grant is made, or the Successors of the Participant, as the context so requires.
     (y) “Performance Period” means the period established by the Committee during which any performance goals specified by the Committee with respect to a Grant are to be measured.
     (z) “Performance Share” means a right granted a Participant under Section 11.2.
     (aa) “Performance Unit” means a right granted a Participant under Section 11.1.
     (bb) “Plan” means the Company’s 2006 Equity Incentive Plan, as set forth herein, and as the same may from time to time be amended.
     (cc) “Purchase Price” means the Exercise Price times the number of shares of Common Stock with respect to which an Option is exercised.
     (dd) “Restricted Stock” means Common Stock granted to a Participant subject to the terms and conditions established by the Committee pursuant to Article IX.
     (ee) “Restricted Stock Unit” means a right granted to a Participant under Article X.
     (ff) “Restriction Period” means the period of time during which restrictions established by the Committee shall apply to a Grant.
     (gg) “Retirement” means, unless otherwise provided by the Committee in the Participant’s Agreement, the Termination of Service (other than for Cause) of a Participant:
     (i) on or after the Participant’s attainment of age 65; or
     (ii) on or after the Participant’s attainment of age 55, provided the Participant’s age plus years of service with the Company or an Affiliate, including service in the employer-employee relationship, directorship or both, equals or exceeds 75 years.

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     (hh) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article VIII.
     (ii) “Successor of the Participant” means the legal representative of the estate of a deceased Participant or the person or persons who acquire the right to exercise an Option or SAR by bequest or inheritance or by reason of the death of the Participant.
     (jj) “Termination of Service” means the time when the employee-employer relationship or directorship or other service relationship (sufficient to constitute service as an Eligible Person) between the Participant and the Company or an Affiliate is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, Disability, death or Retirement; provided, however, Termination of Service shall not include: (i) a termination where there is a simultaneous reemployment of the Participant by the Company or an Affiliate or other continuation of service (sufficient to constitute service as an Eligible Person) for the Company or an Affiliate or (ii) an employee who is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee). The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including but not limited to the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Employment.
ARTICLE III
ADMINISTRATION
     Section 3.1. General. The Plan shall be administered by the Committee.
     Section 3.2. Committee Meetings. The Committee shall meet from time to time as determined by its chairman or by the Chairman or Chief Executive Officer of the Company. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.
     Section 3.3. Powers of the Committee. Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 of the Exchange Act in awarding Grants, the Committee shall have the power:
     (a) to determine from time to time the Eligible Persons who are to be awarded Grants and the nature and amount of Grants, and to generally determine the terms, provisions and conditions (which need not be identical) of Grants awarded under the Plan, not inconsistent with the terms of the Plan;
     (b) to construe and interpret the Plan and Grants thereunder and to establish, amend and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Agreement or in any related agreements in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
     (c) to amend any outstanding Grant, subject to Sections 8.2(f), 12.3, 12.5 and 12.9, and to accelerate or extend the vesting or exercisability of any Grant, subject to Section 12.3, and to waive conditions or restrictions on any Grants, subject to Section 8.2(f), all to the extent it shall deem appropriate;
     (d) to cancel, with the consent of a Participant or as otherwise permitted by the Plan, outstanding Grants;
     (e) to determine whether, and to what extent and under what circumstances, Grants may be settled in cash, Common Stock, other property or a combination of the foregoing, subject to Section 8.2(f);
     (f) to appoint agents as the Committee deems necessary or desirable to administer the Plan;
     (g) to provide for the forms of Agreements to be utilized in connection with the Plan, which need not be identical for each Participant;

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     (h) to establish any “blackout” period the Committee in its sole discretion deems necessary or advisable; and
     (i) generally to exercise such powers and to perform such acts as are deemed necessary or expedient to carry out the terms of the Plan and to promote the best interests of the Company and its Affiliates with respect to the Plan.
     Section 3.4. Grants to Committee Members. Notwithstanding Section 3.3, any Grant awarded under the Plan to an Eligible Person who is a member of the Committee shall be made by a majority of the directors of the Company who are not on the Committee; provided that any Grant to such person must satisfy the requirements for exemption under Rule 16b-3 of the Exchange Act and does not cause any member of the Committee to be disqualified as a Non-Employee Director under such Rule.
     Section 3.5. Committee Decisions and Determinations. Any determination made by the Committee pursuant to the provisions of the Plan or an Agreement shall be made in its sole discretion in the best interest of the Company and its Affiliates, not as a fiduciary. All decisions made by the Committee pursuant to the provisions of the Plan or an Agreement shall be final and binding on all persons, including the Company, its Affiliates, Participants and Successors of the Participants. Any determination by the Committee shall not be subject to de novo review if challenged in any court or legal forum.
ARTICLE IV
ELIGIBILITY AND PARTICIPATION
     Section 4.1. Eligibility. Any Eligible Person may receive Grants under the Plan.
     Section 4.2. Participation. Whether an Eligible Person receives a Grant under the Plan will be determined by the Committee, in its sole discretion, as provided in Section 3.3. Except for Incentive Awards, to receive a Grant an Eligible Person must enter into an Agreement evidencing the Grant.
ARTICLE V
SHARES SUBJECT TO PLAN
     Section 5.1. Available Shares. Shares hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares purchased by the Company on the open market for purposes of the Plan. The certificates for Common Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement or as the Committee may otherwise deem appropriate.
     (a) Grants. Subject to adjustment pursuant to Section 5.4 and except as provided in subsection (b), the maximum number of shares of Common Stock that may be issued under the Plan as a result of any Grants is: (i) 2,268,280 shares, which is the total shares attributable to any authorized shares not issued or not subject to outstanding awards under the Company’s 1997 Employees and Directors Stock Option Plan and 2000 Stock Incentive Plan, both as amended, as of the Effective Date, plus (ii) any shares subject to outstanding awards under the Company’s 1997 Employees and Directors Stock Option Plan and 2000 Stock Incentive Plan, both as amended, as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares).
     (b) Cash-Settled SARs. Grants of SARs under which the Grant Agreement provides they will be settled only in cash shall not be considered in the limit under subsection (a); provided, however, once made, a Grant of a SAR which will be settled in only cash may not later be amended, modified or otherwise changed to be settled in Common Stock or a combination of Common Stock and cash, as provided in Section 8.2(f).
     Section 5.2. Previously Granted Shares. Subject to Sections 5.1 and 5.3, the Committee has full authority to determine the number of shares of Common Stock available for Grants. In its discretion, the Committee may include as available for distribution all of the following:
     (a) Common Stock subject to a Grant that has been forfeited;

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     (b) Common Stock under a Grant that otherwise terminates, fails to vest, expires or lapses without issuance of Common Stock being made to a Participant; and
     (c) Common Stock subject to any Grant that settles in cash or a form other than Common Stock.
     Section 5.3. Incentive Stock Option Restriction. Solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, and notwithstanding any provision of this Article V to the contrary, the maximum aggregate number of shares that may be issued through Incentive Stock Options under the Plan is 979,509. The terms of Section 5.2 apply in determining the number of shares available under this Section for issuance through Incentive Stock Options.
     Section 5.4. Adjustments. In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:
     (a) The aggregate number and kind of shares that may be issued under this Plan may be adjusted appropriately; and
     (b) Rights under outstanding Grants made to Eligible Persons hereunder, both as to the number of subject shares and the Exercise Price, may be adjusted appropriately.
Notwithstanding anything herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including but not limited to a conversion of equity awards in Grants under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as applicable.
     The foregoing adjustments and the manner of application of the foregoing provisions to Grants shall be determined solely by the Committee on a case-by-case basis, applied to similarly situated groups or in any other manner as it deems in its sole discretion. Any adjustment hereunder may provide for the elimination of fractional share interests.
     Section 5.5. Code Section 409A Limitation. Any adjustment made pursuant to Section 5.4 to any Grant that is considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Code Section 409A. Any adjustments made pursuant to Section 5.4 to any Grant that is not considered “deferred compensation” shall be made in a manner to ensure that after such adjustment, the Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.
ARTICLE VI
GRANTS IN GENERAL
     Section 6.1. Agreement. Except for Incentive Awards, each Grant hereunder shall be evidenced by a written Agreement as of the date of the Grant and executed by the Company and the Eligible Person. Each Agreement shall set forth the terms and conditions as may be determined by the Committee consistent with the Plan. The Agreement shall state the number of shares of Common Stock to which the Grant pertains and may provide for adjustment in accordance with Section 5.4. As applicable, each Agreement must state the Exercise Price or other consideration to be paid for any Grant.
     Section 6.2. Time of Granting of an Award. The award date of a Grant shall, for all purposes, be the date on which the Committee makes the determination awarding such Grant, or such other date as is determined by the Board. Notice of the determination of a Grant shall be given to each Eligible Person to whom a Grant is awarded within a reasonable period of time after the date of such Grant.
     Section 6.3. Term and Nontransferability of Grants. No Grant is exercisable except by the Participant or a Successor of the Participant permitted by the Plan. No Grant is assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Participant was domiciled at the time of his or her death; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability (i) does not result in

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accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), (iii) is in no event a transfer for value, and (iv) is otherwise appropriate and desirable.
     Section 6.4. Termination of Service as Applied to Options and SARs. Unless otherwise provided in the applicable Agreement or as otherwise determined by the Committee, Options and SARs shall be governed by the following provisions in the event of a Participant’s Termination of Service:
     (a) Termination of Service, Except by Death, Retirement or Disability. Upon any Termination of Service for any reason other than a Participant’s death, Retirement or Disability, the Participant has the right, subject to the restrictions of Section 7.4, to exercise his or her Options or SARs at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Participant’s right to exercise such Options or SARs had accrued pursuant to the terms of the Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the Agreement, if there occurs a Termination of Service for Cause, any Option or SAR not exercised in full prior to such Termination of Service shall be canceled.
     (b) Death of Participant. If the Participant dies while an Eligible Person or within three months after any Termination of Service other than for Cause, his or her Options or SARs may be exercised in full, subject to the restrictions of Section 7.4, at any time within 24 months after the Participant’s death, by the Successor of the Participant, but only to the extent that, at the date of death, the Participant’s right to exercise such Options or SARs had accrued, had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.
     (c) Disability or Retirement of Participant. Upon Termination of Service for reason of Disability or Retirement, a Participant shall have the right, subject to the restrictions of Section 7.4, to exercise his or her Options or SARs in full at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Participant’s right to exercise such Options or SARs had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.
     Section 6.5. Termination of Service as Applied to Grants Other Than Options and SARs. Unless otherwise provided in the applicable Agreement or as determined by the Committee, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Awards and Other Awards shall be governed by the following provisions:
     (a) Termination of Service, Except by Death, Retirement or Disability. In the event of a Participant’s Termination of Service for any reason other than the Participant’s death, Retirement or Disability, the Participant’s Grants of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Awards and Other Awards shall be forfeited upon the Participant’s Termination of Service.
     (b) Death, Retirement or Disability of Participant. Restricted Stock, Restricted Stock Units and Other Awards shall fully vest on a Participant’s Termination of Service by reason of the Participant’s death, Retirement or Disability. Performance Units, Performance Shares and Incentive Awards or any award tied to performance may be paid out at a target level and paid or distributed at the same time payments are made to other Participants who did not incur such a Termination of Service as determined by the Committee.
     Section 6.6. Dividends and Distributions. Participants awarded Grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Grants are held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including in the form of cash, Common Stock, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.
     Section 6.7. Participation. There is no guarantee that any Eligible Person will receive a Grant under the Plan or, having received a Grant, that the Participant will receive a future Grant on similar terms or at all. There is no obligation for uniformity of treatment of Eligible Persons with respect to who receives a Grant or the terms and conditions of Participants’ Grants.
     Section 6.8. Section 83(b) Election. The Committee may prohibit a Participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service,

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and will provide the required withholding pursuant to Section 12.8, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.
ARTICLE VII
STOCK OPTIONS
     Section 7.1. Grants. The Committee may grant Options in accordance with this Article. The Exercise Price for any Option shall not be less than Fair Market Value on the date of Grant. Each Agreement for an Option shall state whether such Option is an Incentive Stock Option or a Non-qualified Stock Option. Incentive Stock Options may not be granted to an Eligible Person who is not an Employee of the Company or an Affiliate. Options may be awarded alone or in addition to other Grants made under the Plan.
     Section 7.2. Exercise of Options.
     (a) Options may be exercised in whole or part at any time within the period permitted for the exercise thereof and shall be exercised by written notice of intent to exercise the Option delivered to the Secretary of the Company at its principal executive offices.
     (b) Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 12.8 hereof. If the applicable Agreement so provides, and the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:
     (i) by a certified or bank cashier’s check;
     (ii) by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;
     (iii) by cancellation of indebtedness owed by the Company to the Participant; or
     (iv) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.
     Except in the case of exercised Options paid for by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional shares of Common Stock resulting from a Participant’s election that are accepted by the Company will be paid in cash or forfeited in the discretion of the Committee.
     Section 7.3. Term of Options. The period during which any Option may be exercised shall not exceed ten (10) years from the Grant Date. No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Option).
     Section 7.4. Special Rules For Incentive Stock Options.
     (a) Aggregate Fair Market Value. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Common Stock with respect to which Incentive Stock Options become exercisable by any Participant for the first time during any calendar year (under the Plan and all other plans maintained by the Company or its Affiliates) shall not exceed $100,000.
     (b) Rules Applicable to Certain Owners. In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not

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be less than 110% of the Fair Market Value of a share of Common Stock on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.
     (c) Disqualifying Disposition. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of such shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.
     (d) Disability. Solely for purposes of the provisions of the Plan as applied to Incentive Stock Options and notwithstanding any other provision of the Plan, “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
     Section 7.5. Grants to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, this Section shall govern Grants to directors who are not Employees.
     (a) Grants. Each director who is not an Employee on the date he or she takes office as a director on or after the Effective Date shall receive a Grant of 1,000 Non-qualified Stock Options as of such date. Each director is entitled to such other Grants (excluding Incentive Stock Options) as the Board may award at any time and from time to time.
     (b) Exercise Price. The Exercise Price of Non-qualified Stock Options granted to a director equals the Fair Market Value of the Common Stock on such date.
     (c) Term. Non-qualified Stock Options granted to directors hereunder shall have a term of five years; provided that Grants of Non-qualified Stock Options expire one year after the date of which a director terminates his or her service as a director, but in no event later than the date on which such Non-qualified Stock Options would otherwise expire. Grants other than Non-qualified Stock Options shall have such terms as set by the Board in the applicable Agreement.
     (d) Exercise and Expiration. Unless provided otherwise by the Board in an Agreement, Options and SARs granted to a director hereunder are fully (100%) exercisable on the one-year anniversary of the date of grant. Directors may exercise Non-qualified Stock Options in the manner set forth in Section 7.2. Grants to directors pursuant to this Section 7.5 shall be governed by the same provisions for termination in the event of the director’s death as contained in Sections 6.4(b) and 6.5(b) and in the event of the director’s Disability as contained in Sections 6.4(c) and 6.5(b).
ARTICLE VIII
STOCK APPRECIATION RIGHTS
     Section 8.1. Grant. The Committee has authority to grant Stock Appreciation Rights (“SARs”) under the Plan at any time or from time to time. A SAR shall entitle the Participant to receive Common Stock or cash upon exercise of such SAR equal in value to the excess of the Fair Market Value per share of Common Stock over the exercise price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the SAR is exercised, less any amount retained to cover tax withholdings, if necessary. The aggregate Fair Market Value per share of Common Stock shall be determined as of the date of exercise of such SAR. Settlement of a SAR shall be subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or any Agreement. SARs may be awarded alone or in addition to other Grants made under the Plan.
     Section 8.2. Required Terms and Conditions. SARs shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.

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     (a) Price. The grant price of a SAR may not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant, and the exercise price of a SAR may not be less than 100% of the Fair Market Value per share of Common Stock on the date of exercise.
     (b) Term and Exercisability. The term and exercisability of a SAR shall be no longer than ten (10) years after the Grant Date. The Committee may provide in a SAR Agreement or thereafter for an accelerated exercise of all or part of a SAR upon such events or standards that it may determine, including one or more performance measures.
     (c) Method of Exercise. A Participant shall exercise a SAR by giving written notice of exercise to the Company specifying in whole shares the portion of the SAR to be exercised and if the Participant has more than one Grant of SARs which could be exercised, designating the particular Grant to be exercised.
     (d) No Deferral Features. To the extent necessary to comply with Code Section 409A, the SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.
     (f) Modification. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend or otherwise modify a Grant of a SAR, which explicitly requires settlement only in cash, after the date of grant to permit settlement in Common Stock or a combination of Common Stock and cash.
     Section 8.3. Standard Terms and Conditions. Unless the Committee specifies otherwise in the SAR Agreement, the terms set forth in this Section 8.4 shall apply to all SARs granted under the Plan. An SAR Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section.
     (a) Term. The standard term of a SAR shall be seven (7) years beginning on the Grant Date.
     (b) Exercisability. The standard rate at which a SAR shall be exercisable shall be 25% percent of the Grant on each of the first four annual anniversaries of the Grant Date.
     (c) Nontransferability of Stock Appreciation Rights. The standard SAR Agreement shall provide that no SAR shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all SARs shall be exercisable during the Participant’s lifetime only by the Participant.
ARTICLE IX
RESTRICTED STOCK
     Section 9.1. General. The Committee has authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Eligible Person, the Restriction Period within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants, including without limitation providing for either grant or vesting upon the achievement of performance goals. To the extent the Company desires to avoid the deduction limit of Code Section 162(m) as applied to Restricted Stock, Grants of Restricted Stock must comply with Section 11.5.
     Section 9.2. Required Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable:
     (a) Restrictions. The Committee may condition the grant or vesting of the Restricted Stock on the performance of services for the Company or the attainment of performance goals, or both.
     (b) Delivery. The Company shall issue the shares of Restricted Stock to each recipient who is awarded a Grant of Restricted Stock either in certificate form or in book entry form, registered in the name of the recipient, with legends or notations, as applicable, referring to the terms, conditions and restrictions applicable to any such Grant and record the transfer on the Company’s official shareholder records; provided that the Company may require that any stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that as a condition of any Grant of Restricted Stock,

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     the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Grant.
     Section 9.3. Standard Terms and Conditions. Unless the Committee specifies otherwise in the Restricted Stock Agreement, the terms set forth in this Section 9.3 shall apply to all Restricted Stock granted under the Plan. A Restricted Stock Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section.
     (a) Restriction Period. Standard Grants of Restricted Stock will vest in 50% increments on each annual anniversary of the date of grant beginning with the first anniversary.
     (b) Restrictions. The standard restrictions applicable to Restricted Stock are continued service of the Participant for the Company during the Restriction Period.
     (c) Rights. The standard terms of a Restricted Stock Agreement shall provide that the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends, subject to Section 6.3.
     Section 9.4. Price. The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.
ARTICLE X
RESTRICTED STOCK UNITS
     Section 10.1. General. The Committee has authority to grant Restricted Stock Units under the Plan at any time or from time to time. A Restricted Stock Unit is a bookkeeping entry of a grant of Common Stock that will be settled either by delivery of Common Stock or the payment of cash based upon the Fair Market Value of a specified number of Common Stock. The Committee shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants, including, without limitation, providing for either grant or vesting upon the achievement of performance goals. To the extent the Company desires to avoid the deduction limit of Code Section 162(m) as applied to Restricted Stock Units, Grants of Restricted Stock Units must comply with Section 11.5. The Grant of a Restricted Stock Unit shall occur as of the grant date determined by the Committee. Restricted Stock Units may be awarded alone or in addition to other Grants made under the Plan.
     Section 10.2. Required Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable:
     (a) Restrictions. The Committee may condition the grant or vesting of the Restricted Stock Units on the performance of services for the Company, the attainment of performance goals, or both. To the extent tied to performance, the Company will comply with Section 11.5 if it desires to obtain a deduction.
     (b) Rights. The Committee shall be entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Stock.
     Section 10.3. Standard Terms and Conditions. Unless the Committee specifies otherwise in the Restricted Stock Unit Agreement, the terms set forth in this Section 10.3 shall apply to all Restricted Stock Units granted under the Plan. A Restricted Stock Unit Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section:
     (a) Restriction Period. The standard Restriction Period shall be one year from the Grant Date.
     (b) Restrictions. The standard restrictions applicable to a Restricted Stock Unit are continued service of the Participant for the Company during the Restriction Period.

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     (c) Rights. The standard terms of the Restricted Stock Units shall provide that the Participant is entitled to receive current payments corresponding to the dividends payable on the Common Stock.
ARTICLE XI
OTHER AWARDS AND PERFORMANCE-BASED GRANTS
     Section 11.1. Performance Units. The Committee has authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive cash upon achievement of a performance goal or goals (as the case may be) and satisfaction of such other terms and conditions as the Committee determines. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant and any applicable conditions. An award of Performance Units shall be earned in accordance with the Agreement over a specified period of performance, as determined by the Committee. Unless expressly waived in the Agreement, an award of Performance Units must vest solely on the attainment of one or more performance goals. Performance Units may be granted alone or in addition to other Awards made under the Plan. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit. To the extent the Company desires to avoid the application of the deduction limit of Code Section 162(m) as applied to Performance Units, Grants of Performance Units will comply with the provisions of Section 11.5.
     Section 11.2. Performance Shares. The Committee has authority to grant Performance Shares under the Plan at any time or from time to time. A Performance Share consists of the right to receive shares of Common Stock upon achievement of a performance goal or goals (as the case may be) and satisfaction of such other terms and conditions as the Committee determines. The Committee shall have complete discretion to determine the number of Performance Shares granted to each Participant and any applicable conditions. An award of Performance Shares shall be earned in accordance with the Agreement over a specified period of performance, as determined by the Committee. Unless expressly waived in the Agreement, an award of Performance Shares must vest solely on the attainment of one or more performance goals. Performance Shares may be granted alone or in addition to other Awards made under the Plan. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to a Performance Share. To the extent the Company desires to avoid the application of the deduction limit of Code Section 162(m) as applied to Performance Shares, Grants of Performance Shares will comply with the provisions of Section 11.5.
     Section 11.3. Other Awards. The Committee has authority to grant Other Awards under the Plan at any time and from time to time. An Other Award is a Grant not otherwise specifically provided for under the terms of the Plan that is valued in whole or in part by reference to, or is otherwise based upon or settled in, Common Stock. The Grant of an Other Award shall be evidenced by an Agreement, setting forth the terms and conditions of the Grant as the Committee, in its sole discretion within the terms of the Plan, deems desirable. Other Awards may be awarded alone or in addition to other Grants made under the Plan.
     Section 11.4. Incentive Awards. The Committee has authority to grant Incentive Awards, which are annual cash payments to select officers and Employees based on the attainment of one or more performance goals as the Committee may determine. Incentive Awards must comply with the requirements of Section 11.5.
     Section 11.5. Provisions Relating to Code Section 162(m). Unless expressly waived (either with respect to an individual Participant or a class of individual Participants) in writing by the Committee, it is the intent of the Company that Grants made to persons who are (or may become) “Covered Employees” (within the meaning of Section 162(m) of the Code) shall constitute “qualified performance-based compensation” satisfying the relevant requirements of Code Section 162(m) and the guidance thereunder. Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such a Grant does not comply or is inconsistent with the requirements of Code Section 162(m), unless expressly waived as described above, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or a Grant to the extent necessary to obtain a tax deduction for the Company or an Affiliate:
     (a) Awards subject to this Section must vest (or may be granted or vest) solely on the attainment of one or more objective performance goals unrelated to term of employment. Grants will also be subject to the general vesting provisions provided in the Agreement and this Plan.
     (b) Within the first 90 days of the year, but in no event later than completion of 25% of the Performance Period or such earlier date as required under Section 162(m), the Committee must establish

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performance goals (in accordance with subsection (e) below) in writing (including but not limited to Committee minutes) for Covered Employees who will receive Grants that are intended as qualified performance-based compensation. The outcome of the goal must be substantially uncertain at the time the Committee actually establishes the goal.
     (c) The performance goal must state, in terms of an objective formula or standard, the method for computing the Grant payable to the Participant if the goal is attained.
     (d) The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal, but may allow discretion to decrease the amount payable.
     (e) The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets, each determined in accordance with generally accepted accounting principles or similar objective standards (and/or each as may appear in the annual report to stockholders, Form 10K or Form 10Q) as applied to the Company’s activities or performance or relative to comparison companies and as applied to the Company as a whole or business units or divisions: revenue; revenue growth; earnings (including earnings per share, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes); operating income; gross profit; net income; profit margins; earnings per share; return on assets; return on equity; return on invested capital; economic value-added; efficiency ratio (other expenses as a percentage of other income plus net interest income); stock price; gross dollar volume; cost containment or reduction; total shareholder return; market share; asset growth; deposit growth; book value; expense deposit ratios; management; cash flow; customer satisfaction; regulatory compliance metrics; CAMELS rating; and loan originations.
     The foregoing criteria may relate to the Company or its Affiliates, one or more of their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.
     (f) A combination of the above performance goals may be used with a particular Agreement evidencing a Grant.
     (g) The Committee in its sole discretion in setting the goals/targets in the time prescribed above may provide for the making of equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or nonrecurring events for the following qualifying objective items: asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superseded; acquisition-related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates; tax settlements; any extraordinary, unusual-in-nature, infrequent-in-occurrence or other nonrecurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual-in-nature, infrequent-in-occurrence or other nonrecurring items (not otherwise listed) in management’s discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes, each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superseded; and compensation charges related to FAS 123 (Revised) or its successor provision.
     (h) The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Grant intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Grant payable to any Participant, based on such factors as the Committee may deem relevant.
     (i) Limitation on Grants.
     (i) If a Grant is canceled, the canceled Grant continues to be counted against the maximum number of shares for which Grants may be awarded to the Participant under the Plan, but not towards the total number of shares reserved and available under the Plan pursuant to Section 5.1.

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     (ii) During any fiscal year, the maximum aggregate number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted to any Covered Employee shall not exceed 750,000 shares.
     (iii) During any fiscal year, the maximum aggregate numbers of shares of Common Stock for which Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Awards may be granted to any Covered Employee shall not exceed 400,000 shares.
     (iv) During any fiscal year, the maximum cash payment hereunder for performance-based compensation purposes under Code Section 162(m) to any Covered Employee shall not exceed $6,000,000.
     (v) In the case of an outstanding Grant intended to qualify for the performance-based compensation exception under Section 162(m), the Committee shall not, without approval of a majority of the shareholders of the Company, amend the Plan or the Grant in a manner that would adversely affect the Grant’s continued qualification for the performance-based exception.
ARTICLE XII
MISCELLANEOUS
     Section 12.1. Effect of a Change in Control. Notwithstanding any other provision of this Plan to the contrary, all unvested, unexercisable or restricted Grants shall automatically vest, become exercisable and become unrestricted without further action by the Board or Committee upon a Change in Control, unless provisions are made in connection with the transaction resulting in the Change in Control for the assumption of Grants theretofore awarded, or the substitution for such Grants of new grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 5.4.
     Section 12.2. Rights as a Shareholder. Other than certain voting rights permitted by the Plan or an Agreement, no person shall have any rights of a shareholder as to Common Stock subject to a Grant until, after proper transfer of the Common Stock subject to a Grant or other required action, such shares have been recorded on the Company’s official shareholder records as having been issued and transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records.
     Section 12.3. Modification, Extension and Renewal of Grants.
     (a) Ability. Within the limitations of the Plan, including the limits of Sections 8.2(f) and 12.9, the Committee may modify, extend or renew outstanding Grants, accept the cancellation of outstanding Grants (to the extent not previously exercised) to make new Grants in substitution therefor, accelerate vesting and waive any restrictions, forfeiture provisions or other terms and conditions on Grants, unless such action would not satisfy any applicable requirements of Rule 16b-3 of the Exchange Act; provided, however, no such action shall result in an adjustment to the performance goals of any Grant intended to be exempt under Code Section 162(m) if the action results in such Grant not being deductible or increases the amount of compensation otherwise payable to a Participant. The foregoing notwithstanding, no such action shall apply to a Grant without the consent of the Participant if it would alter or impair any rights or obligations under any Grant previously made.
     (b) Code Section 409A Limitation. Any action taken under subsection (a) hereunder to any Grant that is considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Code Section 409A. Any action taken under subsection (a) hereunder to any Grant that is not considered “deferred compensation” within the meaning of Code Section 409A shall be made in a manner to ensure that after such action, the Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.
     Section 12.4. Term of Plan. Grants may be made pursuant to the Plan until the expiration of ten (10) years from the Effective Date of the Plan, unless the Company sooner terminates the Plan under Section 12.6.
     Section 12.5. Securities Law Requirements.
     (a) Legality of Issuance. The issuance of any Common Stock in connection with a Grant shall be contingent upon the following:

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     (i) the obligation of the Company to sell Common Stock with respect to Grants shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;
     (ii) the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits; and
     (iii) each Grant is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Grant or the issuance of Common Stock, no Grants shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.
     (b) Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of shares of Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Common Stock under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Participant shall be required to represent that such shares of Common Stock are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section shall be conclusive and binding on all persons.
     (c) Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Common Stock under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Common Stock under the Plan to comply with any law.
     (d) Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Common Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Common Stock but lacking such legend.
     Section 12.6. Amendment of the Plan. The Board may from time to time, with respect to any Common Stock at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to Grants previously made without the written consent of the Participant holding such Grant and unless such amendments are in connection with compliance with applicable laws (including Code Section 409A), stock exchange rules or accounting rules; provided that the Board may not make any amendment in the Plan, including the repricing, replacement or regranting through cancellation of Options or SARs, that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement or applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.
     Section 12.7. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.
     Section 12.8. Tax Withholding. Each recipient of a Grant shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. A Participant may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Common Stock to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company shares of Common Stock owned by the Participant with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Participant who is an Employee of the Company at the time such withholding is effected, by withholding from the Participant’s cash compensation. Notwithstanding anything

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contained in the Plan to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide shares of Common Stock to the Participant, and the failure of the Participant to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited. Any Participant who surrenders previously owned shares of Common Stock to satisfy withholding obligations incurred in connection with a Grant must comply with the applicable provisions of Rule 16b-3 of the Exchange Act, if applicable.
     Section 12.9. No Reload Rights and No Repricings. Options and SARs shall not contain any provisions entitling a Participant to an automatic grant of additional Options or SARs in connection with any exercise of the original Option or SAR. In no event will the Committee be permitted to reprice any Grant unless approved pursuant to a vote of the shareholders.
     Section 12.10. Notices. All notices under the Plan shall be in writing and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, and if to a Participant or recipient of a Grant, shall be delivered personally or mailed to the Participant or recipient of a Grant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section.
     Section 12.11. Rights to Employment or Other Service. Nothing in the Plan or in any Option or Grant granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company (if applicable) or interfere in any way with the right of the Company and its shareholders to terminate the individual’s employment or other service at any time.
     Section 12.12. Exculpation and Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.
     Section 12.13. No Fund Created. Any and all payments hereunder to recipients of Grants hereunder shall be made from the general funds of the Company (or, if applicable, a Participating Company), and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided that bookkeeping reserves may be established in connection with the satisfaction of payment obligations hereunder. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, and to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).
     Section 12.14. Additional Arrangements. Nothing contained herein precludes any Participating Company from adopting other or additional compensation or benefit arrangements.
     Section 12.15. Code Section 409A Savings Clause.
     (a) It is the intention of the Company that no Grant shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted accordingly.
     (b) The terms and conditions governing any Grants that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in the applicable Agreement and shall comply in all respects with Section 409A of the Code.
     (c) Following a Change in Control, no action shall be taken under the Plan that will cause any Grant that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.
     Section 12.16. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights and shall not be used in construing the terms of the Plan.

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     Section 12.17. Governing Law. The laws of Michigan shall govern the plan, without reference to principles of conflict of laws.
     Section 12.18. Execution. The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this                      day of                                         , 2006.

FLAGSTAR BANCORP, INC., a Michigan corporation
By:
Name & Title:

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FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MICHIGAN 48098
REVOCABLE PROXY FOR THE ANNUAL MEETING
OF STOCKHOLDERS
MAY 26, 2006
The undersigned hereby constitutes and appoints Matthew I. Roslin and Mary Kay Ruedisueli, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the “Company”) to be held at the national headquarters of the Company and Flagstar Bank, FSB, located at 5151 Corporate Dr., Troy, Michigan on May 26, 2006 at 1:00 p.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS SUCH DISCRETIONARY AUTHORITY.
(1)	The election of Directors: Thomas J. Hammond, Kirstin A. Hammond, Charles Bazzy, Michael Lucci, Sr., Robert W. DeWitt and Frank D’Angelo.

☐	For all nominees listed above (except as marked to the contrary below).	☐	Withhold authority to vote for all nominees listed above.
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE’S NAME BELOW.)

(2)	To ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent auditor for the year ending December 31, 2006

☐	For	☐	Against	☐	Abstain
(3)	To amend and restate the Second Restated Articles of Incorporation to eliminate supermajority voting requirements

☐	For	☐	Against	☐	Abstain
(4)	To amend and restate the Second Restated Articles of Incorporation to provide that the term of directors appointed to fill a vacancy will expire at the next annual meeting

☐	For	☐	Against	☐	Abstain
(5)	To adopt the 2006 Equity Incentive Plan

☐	For	☐	Against	☐	Abstain
(6)	The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Stockholders and Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2005, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

Date:

Signature:

Signature:

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each stockholder named should sign.